CINCINNATI FINANCIAL CORPORATION

TAX-QUALIFIED SAVINGS PLAN

as amended and restated effective September 1, 2008

TABLE OF CONTENTS

ARTICLE 1 INTRODUCTION AND PURPOSE	1-1

ARTICLE 2 DEFINITIONS	2-1

ARTICLE 3 ELIGIBILITY AND PARTICIPATION	3-1

ARTICLE 4 CONTRIBUTIONS	4-1

ARTICLE 5 LIMITATIONS ON ANNUAL ADDITIONS	5-1

ARTICLE 6 VESTING AND FORFEITURES	6-1

ARTICLE 7 INVESTMENT OF ACCOUNTS	7-1

ARTICLE 8 IN-SERVICE WITHDRAWALS AND DISTRIBUTIONS AFTER TERMINATION OF EMPLOYMENT	8-1

ARTICLE 9 FORM OF PAYMENT TO PARTICIPANTS	9-1

ARTICLE 10 DEATH BENEFITS	10-1

ARTICLE 11 ADMINISTRATION	11-1

ARTICLE 12 AMENDMENT AND TERMINATION	12-1

ARTICLE 13 MISCELLANEOUS	13-1

1.

INTRODUCTION AND PURPOSE

1.1         Background.  Cincinnati Financial Corporation originally adopted the Cincinnati Financial Corporation Tax-Qualified Savings Plan (the “Plan”) effective as of January 1, 1996.  The Plan was amended and restated in its entirety effective as of July 1, 1997, and January 1, 2003, to reflect changes in the law and various design changes.  Cincinnati Financial Corporation again amended and restated the Plan in its entirety effective as of September 1, 2008, unless otherwise provided herein.

1.2         Purpose Of The Plan.  The purpose of the Plan is to provide retirement benefits for Participants and their beneficiaries.  Except as otherwise provided by Section 4.5, or by law, the Plan’s assets will be held for the exclusive purpose of providing retirement benefits to Participants and their beneficiaries and defraying reasonable expenses of administering the Plan.  In accordance with Code §401(a)(27), the Plan designated as a profit sharing plan.  The Plan is intended to satisfy the provisions of ERISA §404(c).

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2.

DEFINITIONS

The following terms, where capitalized, will have the meanings set forth below unless otherwise indicated by the context in which the terms are used, as determined by the Plan Administrator.

2.1         “Account” means the account established to reflect contributions made to the Plan on behalf of a Participant, and adjustment made in accordance with Article 7.  A Participant’s Account may include one or more of the following.

(a)           Profit Sharing Contribution Account.

(b)           Matching Contribution Account.

(c)           Section 401(k) Account, which may contain a Qualified Nonelective Contribution Subaccount.

(d)           Rollover Contribution Account.

2.2         “Account Balance” means the balance in a Participant’s Account as of the last valuation date in the calendar year immediately preceding the distribution calendar year (the “Valuation Year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account Balance as of dates in the Valuation Year after the valuation date and decreased by distributions made in the Valuation Year after the valuation date.  The Account Balance for the Valuation Year includes any amounts rolled over or transferred to the Plan, either during the Valuation Year or during the distribution calendar year if distributed or transferred in the Valuation Year.

2.3         “Actual Contribution Percentage” means for a group of Participants for a Plan Year, the average of the ratios in (a) below calculated separately for each Employee in the group, subject to (b) and (c) below.

(a)           Ratio.

(1)         the amounts contributed on behalf of each Employee for a Plan Year pursuant to Sections 4.2 and 4.1(b) (as designated by the Employer); to

(2)         the Participant’s Compensation for the Plan Year.

(b)           Aggregation.  If the Plan satisfies the requirements of Code §§401(m), 401(a)(4) or 410(b) only if aggregated with other plans, or if other plans satisfy the requirements only if aggregated with the Plan, then the other plans will be aggregated with the Plan for purposes of computing Actual Contribution Percentages and for determining whether the nondiscrimination rules of Section 4.2(d) are satisfied.  Any adjustments to the Actual Contribution Percentage for Non-highly Compensated Employees for the prior year will be made in accordance with Treasury Regulations and any applicable guidance.  Plans may be aggregated only if they have the same plan year and testing method.

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(c)           Other Plans.  For purposes of computing the ratio under (a) above for a Highly Compensated Employee, all of the Employer’s (and Affiliates’) Code §401(a) and Code §401(k) plans, in which the Highly Compensated Employee participates are treated as one plan.

2.4         “Actual Deferral Percentage” means, for a group of Participants for a Plan Year, the average of the ratios in (a) below calculated separately for each Employee in the group, subject to (b) through (c) below.

(a)           Ratio.

(1)         the amounts contributed on behalf of each Employee for the Plan Year Participant pursuant to Sections 4.1(a) and 4.1(b) (as designated by the Employer); to

(2)         the Participant’s Compensation for the Plan Year.

(b)           Aggregation.  If the Plan satisfies the requirements of Code §§401(k), 401(a)(4) or 410(b) only if aggregated with other plans, or if other plans satisfy the requirements only if aggregated with the Plan, then the other plans will be aggregated with the Plan for purposes of computing Actual Deferral Percentages and for determining whether the nondiscrimination rules of Section 4.1(c) are satisfied in accordance with applicable law and regulations.  Any adjustments to the Actual Deferral Percentage for Non-highly Compensated Employees for the prior year will be made in accordance with Treasury Regulations and any applicable guidance.  Plans may be aggregated only if they have the same plan year and testing method.

(c)           Other Plans.  For purposes of computing the ratio under (a) above for a Highly Compensated Employee, all of the Employer’s (and Affiliates’) 401(k) plans, in which the Highly Compensated Employee participates are treated as one plan.  If the other plans have different plan years, this provision will be applied by treating all the other plans ending with or within the same calendar year as a single plan.

(d)           Permissible Withdrawals Under Code §414(w).  Automatic salary reduction contributions that are withdrawn under Section 8.1(c) will not be included in Section 2.4(a)(1) for any Plan Year.

2.5         “Affiliate” means each of the following for the period of time as applicable under Code §414.

(a)           A corporation which, together with the Employer, is a member of a controlled group of corporations within the meaning of Code §414(b) (as modified by Code §415(h) for the purposes of Article 5) and the applicable Treasury Regulations.

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(b)           A trade or business (whether or not incorporated) with which the Employer is under common control within the meaning of Code §414(c) (as modified by Code §415(h) for the purposes of Article 5) and the applicable Treasury Regulations.

(c)           An organization which, together with the Employer, is a member of an affiliated service group (as defined in Code §414(m)).

(d)           Any other entity required to be aggregated with the Employer under Code §414(o).

2.6         “Allocation Determination Date” means the later of:

(a)           the first day of the month following the date an Eligible Employee is hired (or rehired, for all reemployed Eligible Employees) by the Employer; or

(b)           January 1st for the Plan Year during which the determination is being made.

2.7         “Annual Addition” means, with respect to the Plan, any other Defined Contribution Plan in which a Participant participates or has participated, and any account described in (4) or (5) below, the sum, for the Limitation Year, of:

(1)         all employer contributions (other than amounts restored in accordance with Code §§411(a)(3)(D) or 411(a)(7)(C), catch-up contributions made in accordance with Code §414(v) and Treas. Reg. §1.414(v)-1, Restorative Payments, and excess deferrals that are distributed in accordance with Treas. Reg. §1.402(g)-1(e)(2) or (3);

(2)         all forfeitures allocated to his account;

(3)         100% of his own such contributions for the Limitation Year (other than the direct transfer of a benefit or employee contributions from a qualified plan, rollover contributions as described in Code §§401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3), and 457(e)(16), repayments of loans made to the Participant from the Plan, and repayments of amounts described in Code §411(a)(7)(B) in accordance with Code §§411(a)(7)(C) and 411(a)(3)(D);

(4)         pursuant to Code §415(l)(1), contributions allocated to an individual medical benefit account which is part of a pension or annuity plan established pursuant to Code §401(h); and

(5)         pursuant to Code §419A(d)(2), amounts attributable to medical benefits allocated to an account established for a key employee (any employee who, at any time during the Plan Year or any preceding Plan Year, is or was a key employee as defined in Code §416(i)) pursuant to Code §419A(d)(1).

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A Participant’s Annual Addition will include other amounts as the Commissioner of Internal Revenue properly determines.  An Annual Addition will be deemed credited to a Participant’s account with respect to an applicable Limitation Year if it is allocated to his account under the terms of such plan as of any date within such applicable Limitation Year; provided however, such amount must be actually contributed within the time limit prescribed by applicable Treasury Regulations.

2.8         “Beneficiary” means the persons (or trusts) entitled to receive distributions payable under the Plan upon a Participant’s death as the Participant’s Beneficiary (and contingent Beneficiaries, if applicable).

(a)           Beneficiary Designation.  Subject to (b) below, a beneficiary designation must be made in accordance with the Plan’s procedures during the Participant’s lifetime.  A Participant may only change his beneficiary designation in accordance with the Plan’s procedures.

(b)           Surviving Spouse.  If a Participant has a Surviving Spouse, his spouse will be his Beneficiary unless the spouse agrees to the designation of another Beneficiary in a consent which:  (1) acknowledges the effect of the designation and the specific Beneficiary or Beneficiaries to whom death benefits will be payable; (2) either prohibits or permits further designations without spousal consent in accordance with the Code; and (3) is witnessed by a Plan representative or a notary public.  Notwithstanding the foregoing, spousal consent will not be required if it is established to the Plan Administrator’s satisfaction that there is no Surviving Spouse.

(c)           No Beneficiary Designated.  If the Participant does not designate a Beneficiary, the Beneficiary will be the Participant’s Surviving Spouse.

(d)           No Surviving Spouse.  If there is no Surviving Spouse, the Beneficiary will be the estate of the last to die of the Participant or the Beneficiary he designated.

2.9         “Bonuses” means a CinFin Capital Management Company bonus, year-end cash bonus, or field management bonus, as determined by the Employer.

2.10        “Break in Service” is determined in accordance with (a) through (c) below.

(a)           Rules Applicable To Eligibility Years Of Service Determinations.  For purposes of determining Eligibility Years of Service, “Break in Service” means an Eligibility Computation Period during which a Seasonal or Temporary Employee does not complete more than 500 Hours of Service (subject to (c)(1) below).

(b)           Rules Applicable To Thirty Days Of Service And Years Of Service Determinations.  For purposes of determining whether a non-Seasonal or Temporary Employee completed Thirty Days of Service, or determining Years of Service for any Participant, “Break in Service” means a Period of Severance of 12 consecutive months (subject to (c)(2) below).

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(c)           Maternity Or Paternity Absences.

(1)         Rules Applicable To Eligibility Years Of Service Determinations.  If an individual is absent from work with the Employer for Maternity or Paternity reasons, he will receive credit for the Hours of Service for which he would have otherwise received credit had he not been absent, if Hours of Service cannot be determined, he will receive credit for 8 Hours of Service a for each day of the absence.  Hours of Service will be credited to:  (A) the Eligibility Computation Period during which the absence began if the crediting would prevent a Break in Service during that computation period; or (B) in all other situations, to the following Eligibility Computation Periods.

(2)         Rules Applicable To Thirty Days Of Service And Years Of Service Determinations.  If an individual is absent from work for Maternity or Paternity reasons, a Break in Service will not begin earlier than 1 year after it would otherwise begin.

2.11        “Catch-Up Eligible Participant” means a Participant who is age 50 or older.  For purposes of catch-up contributions, a Participant who is projected to attain age 50 before the end of his taxable year is considered to be age 50 as of the first day of that year.

2.12        “Code” means the Internal Revenue Code of 1986, as amended.

2.13        “Collectively Bargained Employee” means an individual within a unit of Employees covered by an agreement determined by the Secretary of Labor to be a collective bargaining agreement between employee representatives and one or more Employers if retirement benefits were the subject of good faith bargaining between the employee representatives and the Employer or Employers.

2.14        “Company” means Cincinnati Financial Corporation and its successors or assigns.

2.15        “Compensation” is determined in accordance with (a) through (f) below.

(a)           Amounts Included In Compensation.  Subject to (b) through (e) below, the following amounts are included in Compensation.

(1)         Wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer, to the extent that the amounts are includible in gross income (or to the extent amounts would have been received and includible in gross income but for an election under Code §§125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b), and without regard to the exclusions from gross income under Code §§872, 893, 894, 911, 931, and 933).  These amounts include, but are not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a non-accountable plan as described in Treas. Reg. §1.62-2(c).

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(2)         In the case of an Employee who is an employee within the meaning of Code §401(c)(1) and the applicable Treasury Regulations, the Employee’s earned income (as described in Code §401(c)(2) and the applicable Treasury Regulations), determined without regard to the exclusions from gross income under Code §§872, 893, 894, 911, 931, and 933, plus amounts deferred at the election of the Employee that would be includible in gross income but for the rules of Code §§402(e)(3), 402(h)(1)(B), 402(k), or 457(b).

(3)         Payments made within 2½ months after severance from employment (within the meaning of Code §401(k)(2)(B)(i)(I)) or if later, the end of the Plan Year during which the severance occurred, will be Compensation if they are payments that, absent a severance from employment, would have been paid to the Employee while the Employee continued in employment with the Employer and are regular compensation for services during the Employee’s regular working hours, compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, and other similar compensation.  Payments for accrued bona fide sick, vacation or other leave will also be included, but only if the Employee would have been able to use the leave if employment had continued.  Any payments not described above are not considered Compensation if paid after severance from employment, even if they are paid within 2½ months following severance from employment or within the appropriate Plan Year.

(b)           Amounts Not Included In Compensation.  Notwithstanding (a) above, the following amounts are not included in Compensation.

(1)         Amounts described in Code §§104(a)(3), 105(a), or 105(h), but only to the extent that these amounts are includible in the gross income of the employee.

(2)         Amounts paid or reimbursed by the Employer for moving expenses incurred by the Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the Employee under Code §217.

(3)         The value of a non-statutory option (which is an option other than a statutory option as defined in Treas. Reg. §1.421-1(b)) granted to an Employee by the Employer, but only to the extent that the value of the option is includible in the gross income of the Employee for the taxable year in which granted.

(4)         The amount includible in the gross income of an Employee upon making the election described in Code §83(b).

(5)         Amounts that are includible in the gross income of an Employee under the rules of Code §§409A or 457(f)(1)(A), or because the amounts are constructively received by the Employee.

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(6)         Contributions (other than elective contributions described in Code §§402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) made by the Employer to a plan of deferred compensation (including a simplified employee pension described in Code §408(k) or a simple retirement account described in Code §408(p), and whether or not qualified) to the extent that the contributions are not includible in the gross income of the Employee for the taxable year in which contributed.  Any distributions from a plan of deferred compensation (whether or not qualified), including distributions from the Cincinnati Financial Corporation Associate Bonus Deferral Plan, are not considered Compensation regardless of whether such amounts are includible in the gross income of the Employee when distributed.

(7)         Amounts realized from the exercise of a non-statutory option (which is an option other than a statutory option as defined in Treas. Reg. §1.421-1(b)), or when restricted stock or other property held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

(8)         Amounts realized from the sale, exchange, or other disposition of stock acquired under a statutory stock option (as defined in Treas. Reg. §1.421-1(b)).

(9)         Other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the employee and are not salary reduction amounts that are described in Code §125).

(10)        Other items of remuneration that are similar to any of the items listed in (6) through (9) above.

(11)        Consistent with the safe-harbor modifications to the definition of “compensation” under Treas. Reg. §414(s)-1(c)(3), the following items (even if includible in gross in income):  (a) reimbursements or other expense allowances; (b) fringe benefits (cash and non-cash); (c) moving expenses; (d) deferred compensation (including, but not limited to, contributions to the Cincinnati Financial Corporation Associate Bonus Deferral Plan and contributions to, or distributions from, any deferred compensation plan maintained by the Employer or an Affiliate); and (e) welfare benefits.

(c)           Modified Definition Of Compensation For Salary Reduction And Matching Contribution Purposes.  For purposes of salary reduction contributions under Section 4.1(a), and matching contributions under Section 4.2(a), the definition of Compensation determined under (a) and (b) above will modified to:  (1) include distributions from the Cincinnati Financial Corporation Associate Bonus Deferral Plan; and (2) exclude all cash and non-cash bonuses (such as bonuses paid in the form of Cincinnati Financial Corporation stock), except for CinFin Capital Management Company bonuses, year-end cash bonuses and field management bonuses.

(d)           Impact Of Code §§415 And 401(a)(17) On Salary Reduction Contributions.  Participants may not make salary reduction contributions under Section 4.1(a) with respect to amounts that are not compensation as defined in Code §415.  However, for purposes of this paragraph, compensation as defined in Code §415 is not limited to the annual compensation limit of Code §401(a)(17).

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(e)           Compensation Paid During The Plan Year Is Considered.  The Compensation described in (a) through (c) above will be taken into account during the Plan Year in which it is paid, including during the part of the Plan Year in which an Employee was not a Participant.

(f)           Optional Testing Definition.  For purposes of determining the Actual Deferral Percentage and/or the Actual Contribution Percentage, the Plan Administrator may:  (1) use any definition of compensation that satisfies Code §414(s) in lieu of using Compensation as described above; and (2) consider or not consider Compensation taken into account for any part of a Plan Year in which an Employee was not a Participant.

2.16        “Co-Op Student” means an Employee who is a student temporarily hired pursuant to the terms of a high school cooperative program.

2.17        “Defined Contribution Plan” means each of the following (whether or not terminated) maintained by the Employer or an Affiliate:

(a)           a qualified plan under Code §401 that provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant’s account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants which may be allocated to such participant’s account;

(b)           a Participant’s contributions to a Defined Benefit Plan; and

(c)           contributions by the Employer or an Affiliate to a simplified employee pension (as defined in Code §408(k)).

With respect to any Participant who is in control of the Employer within the meaning of Code §414(b) or (c), as modified by Code §415(h), the term “Defined Contribution Plan” includes an annuity contract described in Code §403(b).

2.18        “Designated Beneficiary” means the individual who is designated as a Beneficiary under Section 2.8, and is a “Designated Beneficiary” under Code §401(a)(9) and Treas. Reg. §1.401(a)(9)- 1, Q&A-4.

2.19        “Determination Date” means, for any Plan Year, the last day of the preceding Plan Year.

2.20        “Direct Rollover” means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

2.21        “Distributee” includes an Employee or former Employee.  In addition, the Employee’s or former Employee’s Surviving Spouse, the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order (as defined in Code §414(p)), an individual non-spouse designated Beneficiary, and, to the extent prescribed by the Secretary of Treasury under Code §402(c)(11)(B), a trust maintained for the benefit of one or more designated Beneficiaries are Distributees with regard to the Employee’s or former Employee’s Account.

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2.22        “Distribution Calendar Year” means a calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date.  For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 8.4(b)(2).  The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31st of that distribution calendar year.

2.23        “Eligibility Computation Period” means:  (a) the 12-consecutive month period which begins on the day a new or rehired Employee (as applicable) first performs an Hour of Service after his hire or rehire date, and (b) anniversaries of that 12-consecutive month period.

2.24        “Eligibility Year of Service” is determined in accordance with (a) and (b) below.

(a)           General.  An Eligibility Year of Service means an Eligibility Computation Period during which a Seasonal or Temporary Employee completes 1,000 Hours of Service.

(b)           Credit For An Eligibility Year Of Service.  The determination of whether a Seasonal or Temporary Employee is credited with an Eligibility Year of Service will not be made until the end of an Eligibility Computation Period.  Accordingly, a Seasonal or Temporary Employee will not be credited with an Eligibility Year of Service until the end of the Eligibility Computation Period during which he completed 1,000 Hours of Service.

2.25        “Eligible Employee” means all Employees except for the following

(a)           Collectively Bargained Employees.

(b)           Co-Op Students.

(c)           Interns.

(d)           Seasonal or Temporary Employees who have not been credited with an Eligibility Year of Service.

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2.26        “Eligible Retirement Plan” means, with respect to a Distributee who is an Employee or former Employee, a Surviving Spouse, or an Employee’s or former Employee’s spouse or former spouse who is an alternate payee under a qualified domestic relations order (as defined in Code §414(p)), an individual retirement account described in Code §408(a), an individual retirement annuity described in Code §408(b), an annuity plan described in Code §403(a), a qualified trust described in Code §401(a), an annuity contract described in Code §403(b), or an eligible plan under Code §457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, that accepts the Distributee’s eligible rollover distribution and agrees to separately account for amounts transferred into such plan from the Plan.  With respect to the Distributees mentioned in the immediately preceding sentence, Eligible Retirement Plan will include a Roth IRA, as described in Code §408A.  With respect to Distributees not described in the first sentence of this definition, an Eligible Retirement Plan means an individual retirement account described in Code §408(a), or an individual retirement annuity (other than an endowment contract) described in Code §408(b).  To the extent a Distributee not described in the first sentence of this definition elects to make a direct rollover, the individual retirement account or annuity will be treated as an inherited individual retirement account or annuity (within the meaning of Code §408(d)(3)(C)), and Code §401(a)(9)(B), other than clause (iv), will apply to such account or annuity.

2.27        “Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the credit of the Distributee, except that an eligible rollover distribution does not include the following.

(a)           Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant’s Beneficiary, or for a specified period of ten years or more.

(b)           The portion of any distribution that is not includible in gross income, determined without regard to Code §402(c)(1).  The preceding sentence will not apply to Participant after-tax contributions to the extent they are transferred to an individual retirement account or annuity described in Code §408(a) or (b), or are transferred in a direct trustee-to-trustee transfer  to a qualified trust described in Code §§401(a) or 403(a) or to an annuity contract described in Code §403(b) that agrees to separately account for amounts so transferred (and earnings thereon), including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(c)           Hardship withdrawals.

(d)           Any distribution to the extent such distribution is required under Code §401(a)(9).

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2.28        “Employee” means an individual who performs services for the Employer as a common law employee and who is considered by the Employer to be an Employee for purposes of the Plan.  The following individuals who perform services for the Employer are not considered Employees:  (a) an independent contractor; (b) leased employee; (c) employee of a temporary agency; (d) a nonresident alien who received no income from the Employer which constitutes U.S. source income; and (e) any other individual not considered by the Employer to be an Employee for purposes of the Plan.  A determination by any entity (including courts and governmental entities) that an individual is an employee of the Employer for any other purpose, will have no affect on the determination of whether the individual is an Employee under the Plan if the Employer does not consider the individual to be its Employee for purposes of the Plan.

2.29        “Employer” means Cincinnati Financial Corporation (who is the Plan’s sponsor) and any Affiliate which adopts the Plan, or any successor or assign of any of them.  The Cincinnati Casualty Company, The Cincinnati Indemnity Company, The Cincinnati Insurance Company, The Cincinnati Life Insurance Company, CFC Investment Company, CinFin Capital Management Company, The Cincinnati Specialty Underwriters Insurance Company, and CSU Producer Resources, Inc. adopted the Plan and are considered Employers.  With respect to particular Employees and Participants, the term “Employer” means the entity by which they are, or were, most recently employed.

2.30        “Employment Anniversary Date” means the each anniversary of the date a Participant was hired or rehired (as applicable) by the Employer.

2.31        “Employment Commencement Date” means the first day on which an Employee is paid, or is entitled to be paid, for the performance of services.

2.32        “Entry Date” means the dates described in (a) and (b) below.

(a)           Seasonal Or Temporary Employees.  For Seasonal or Temporary Employees, “Entry Date” means the earlier of January 1st or July 1st .

(b)           Other Employees.  For Eligible Employees other than Seasonal or Temporary Employees, “Entry Date” means the 1st day of each calendar month.

2.33        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

2.34        “Excess Aggregate Contributions” mean, with respect to a Plan Year, the excess of:

(a)           the aggregate amount of contributions actually taken into account in computing the Highly Compensated Employee Actual Contribution Percentage for the Plan Year; over

(b)           the maximum amount of those contributions permitted by the Actual Contribution Percentage test.  That is determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the ratios calculated separately for each of those Participants under Section 2.2 beginning with the highest of those percentages.

2.35        “Excess Contributions” means, with respect to any Plan Year, the excess of:

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(a)           The aggregate amount of contributions actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for the Plan Year; over

(b)           The maximum amount of those contributions permitted by the Actual Deferral Percentage test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the ratios calculated separately for each of those Participants beginning with the highest of those percentages).

2.36        “Five-Percent Owner” means any person who owns (or is considered as owning within the meaning of Code §§318 and 416) more than 5% of the outstanding stock of the Employer, or stock possessing more than 5% of the total combined voting power of all stock of the Employer.

2.37        “Highly Compensated Employee” means an individual who at any time during the Plan Year is an Eligible Employee, and who is described in (a) below.  The determinations under this section will be made in accordance with the (b) below.

(a)           General.

(1)         was a Five-Percent Owner any time during the Plan Year or preceding 12-month period; or

(2)         for the preceding 12-month period had Section 415 Compensation from the Employer in excess of $80,000 (as adjusted pursuant to Code §414(q)(1)) and, if the Employer elects, is in the top-paid group (as defined by Code §414(q)) for the preceding 12-month period.  For the purposes of this paragraph, employees described in Code §414(q)(5) will be disregarded.

(b)           Operating Rules.  The determination of Highly Compensated Employees will be made in accordance with the following provisions.

(1)         The Employer will be treated as including Affiliates.

(2)         A highly compensated former employee is determined based on the rules applicable to determining highly compensated employee status that are in effect for that determination year in accordance with Code §414(q)(6).

2.38        “Hour of Service” means the following described in (a) through (e) below.

(a)           Each hour for which an Employee is paid, or entitled to payment, for the performance of duties.  The hours will be credited to the individual for the Eligibility Computation Period in which the duties were performed.

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(b)           Each hour for which an Employee is paid, or entitled to payment, on account of a period of time during which no work is performed (irrespective of whether his employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, but excluding any payments which solely reimburse him for medical or medically related expenses and excluding any payments made or due under a plan maintained solely for the purposes of complying with applicable worker’s compensation or unemployment compensation or disability insurance laws subject to the following:  (1) no more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period); and (2) Hours of Service under this paragraph will be calculated and credited pursuant to Department of Labor Regulation §2530.200b-2 which are incorporated by reference.

(c)           Each hour for which back pay (irrespective of mitigation of damages) is either awarded or agreed to with respect to an Employee subject to the following:  (1) the same Hours of Service will not be credited both under (a) and (b) above, and under this paragraph (c); (2) Hours of Service for back pay awarded or agreed to with respect to periods described in (b) above will be subject to the limitations set forth in that paragraph and will be calculated in accordance with Department of Labor Regulation §2530.200b-2; and (3) Hours of Service will be credited to an individual for the Eligibility Computation Period to which the award or agreement pertains rather than the Eligibility Computation Period in which the award, agreement or payment is made.

(d)           Each hour for which an Employee would have received credit during Military Service if his employment status immediately prior the Military Service had continued.

(e)           For purposes of determining service under (a), (b) and (c) above, service with Affiliates and predecessor employers (as required under Code §414(a)) is treated as if it were service with the Employer.

2.39        “Intern” means are an Employee who: (a) is a full-time college student that completed sophomore year, or is a law student; and (b) was hired by the Employer under the terms of a cooperative program or internship agreement.

2.40        “Key Employee” means, as determined under Code §416(i) and applicable Treasury Regulations, any person (including a deceased person or his beneficiary) who, at any time during the Plan Year that includes the Determination Date, is any of the following.

(a)           An officer of the Employer (or an Affiliate) who:  (1) has Section 415 Compensation greater than $130,000 (as adjusted pursuant to Code §416(i)(1)); and (2) is taken into account under Code §416(i).

(b)           A Five-Percent Owner.

(c)           A 1% owner (as defined in Code §416(i)) of the Employer having Section 415 Compensation from the Employer (and Affiliates) of more than $150,000.

2.41        “Life Expectancy” means the life expectancy computed using the “single life table” in Treas. Reg. §1.401(a)(9)-9.

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2.42        “Limitation Year” means the Plan Year.  However, if the Plan is terminated effective as of a date other than the last day of a Limitation Year, the Plan is treated as if it was amended to change its Limitation Year.  Consequently, the Code §415(c)(1)(A) dollar limit will be prorated under the short limitation period rules of Treas. Reg. §1.415(j)-1(d).

2.43        “Matching Contribution Account” means the separate portion of a Participant’s Account which reflects:  (a) matching contributions under Section 4.2; and (b) adjustments made in accordance with Article 7.

2.44        “Maternity or Paternity Reasons” means:

(a)           by reason of the pregnancy of the individual for whom service is being calculated (“Individual”); or

(b)           by reason of the birth of the Individual’s child;

(c)           by reason of the placement of a child with the Individual in connection with the adoption of the child by the Individual; or

(d)           for purposes of caring for the child for a period beginning immediately following the birth or placement.

2.45        “Military Service” means, with respect to an individual employed by the Employer immediately prior to the service, the period of time that he spends in the U.S. Armed Forces (or its equivalent recognized under federal law) if:  (a) he returns to employment with the Employer within the period (if any) required by a federal law protecting his reemployment rights; and (b) he has not been employed elsewhere before returning to employment with the Employer.

2.46        “Nonhighly Compensated Employee” means an individual who is not a Highly Compensated Employee and who, at any time during the Plan Year, is an Eligible Employee.

2.47        “Normal Retirement Age” means age 65.

2.48        “Participant” means an Employee who satisfies the eligibility requirements of Article 3.  An individual remains a Participant as long as an Account is maintained under the Plan for his benefit, or until his death, if earlier.

2.49        “Period of Severance” is a continuous period during which an individual is not employed by the Employer (or an Affiliate) and which begins on the earlier of:  (1) the date the individual quit, retired, was discharged or died; and (2) the 1st anniversary of any other absence from work with the Employer.

2.50        “Permissive Aggregation Group” means the Required Aggregation Group of plans plus any other Employer plans (or an Affiliate) which the Employer elects to aggregate and which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code §§401(a)(4) and 410.

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2.51        “Plan” means the Cincinnati Financial Corporation Tax-Qualified Savings Plan as set forth in this document, as may be amended from time to time.

2.52        “Plan Administrator” means the retirement committee appointed by the Company, or any successor to the committee appointed by the Company.

2.53        “Plan Year” means the twelve-month period beginning on January 1 and ending on the following December 31st.

2.54        “Present Value” means, with respect to a defined benefit plan, the present value based on the interest and mortality rates specified for purposes of computing the Top-Heavy Ratio.  The actuarial assumptions used for all plans within the same aggregation group must be the same.

2.55        “Profit Sharing Contribution Account” means the separate portion of a Participant’s Account which reflects:  (a) profit sharing contributions under Section 4.3; and (b) adjustments made in accordance with Article 7.

2.56        “Qualified Nonelective Contribution Subaccount” means the subaccount, within a Participant’s Section 401(k) Account, which reflects:  (a) qualified nonelective contributions under Section 4.1(b); and (b) adjustments made in accordance with Article 7.

2.57        “Reemployment Commencement Date” means the first day, after a Period of Severance, on which an individual again is paid, or is entitled to be paid, for the performance of services.

2.58        “Required Aggregation Group” means either (a) or (b) below.

(a)           Each Employer (or Affiliate) qualified plan or simplified employee pension in which at least one Key Employee participates (or participated) at any time during the Plan Year that includes the Determination Date (regardless of whether the plan has terminated).

(b)           Any other Employer (or Affiliate) qualified plan which enables a plan described in (a) above to satisfy the requirements of Code §§401(a)(4) or 410.

2.59        “Required Beginning Date” means the following

(a)           For a Participant who is a Five-Percent Owner, “Required Beginning Date” means the April 1st of the calendar year following the calendar year in which he reaches age 70½.

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(b)           For a Participants who is not a Five-Percent Owner, “Required Beginning Date” means the April 1st of the calendar year following the calendar year in which the later of the following two events occurs:  (1) he reaches age 70½; or (2) he retires.

2.60        “Restorative Payment” means a payment made to restore losses to the Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where participants who are similarly situated are treated similarly with respect to the payments.  Generally, payments are Restorative Payments only if the payments are made in order to restore some or all of the Plan’s losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan).  This includes payments to a plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to a qualified defined contribution plan on account of the breach of fiduciary (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan).  Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not Restorative Payments and generally constitute contributions that are considered Annual Additions.

2.61        “Rollover Contribution Account” means the separate portion of a Participant’s Account which reflects:  (a) rollover contributions under Section 4.6; and (b) adjustments made in accordance with Article 7.

2.62        “Seasonal or Temporary Employee” means an Employee who is hired for a specific period of time which does not usually exceed 4 months.

2.63        “Section 401(k) Account” means the separate portion of a Participant’s Account which reflects:  (a) contributions made on a Participant’s behalf under Section 4.1(a); and (b) adjustments made in accordance with Article 7.  A Section 401(k) Account may also include a Qualified Nonelective Contribution Subaccount.

2.64        “Section 415 Compensation” is determined in accordance with (a) and (b) below.

(a)           Amounts Included In Compensation.  Subject to (b) below, the following amounts are included in Compensation.

(1)         Wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer, to the extent that the amounts are includible in gross income (or to the extent amounts would have been received and includible in gross income but for an election under Code §§125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b) and without regard to the exclusions from gross income under Code §§872, 893, 894, 911, 931, and 933).  These amounts include but are not limited to commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a non-accountable plan as described in Treas. Reg. §1.62-2(c).

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(2)         In the case of an Employee who is an employee within the meaning of Code §401(c)(1) and applicable Treasury Regulations, the Employee’s earned income (as described in Code §401(c)(2) and applicable Treasury Regulations), determined without regard to the exclusions from gross income under Code §§872, 893, 894, 911, 931, and 933, plus amounts deferred at the election of the Employee that would be includible in gross income but for the rules of Code §§402(e)(3), 402(h)(1)(B), 402(k), or 457(b).

(3)         Payments made within 2½ months after severance from employment (within the meaning of Code §401(k)(2)(B)(i)(I)) or if later, the end of the Limitation Year during which the severance occurred, will be Section 415 Compensation if they are payments that, absent a severance from employment, would have been paid to the Employee while the Employee continued in employment with the Employer and are regular compensation for services during the Employee’s regular working hours, compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, and other similar compensation.  Payments for accrued bona fide sick, vacation or other leave will also be included, but only if the Employee would have been able to use the leave if employment had continued.  Any payments not described above are not considered Compensation if paid after severance from employment, even if they are paid within 2½ months following severance from employment or within the appropriate Limitation Year.

(b)           Amounts Not Included In Compensation.  Notwithstanding (a) above, the following amounts are not included in Compensation.

(1)         Amounts that exceed the Code §401(a)(17) limit.

(2)         Amounts described in Code §§104(a)(3), 105(a), or 105(h), but only to the extent that these amounts are includible in the gross income of the employee.

(3)         Amounts paid or reimbursed by the Employer for moving expenses incurred by the Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the Employee under Code §217.

(4)         The value of a non-statutory option (which is an option other than a statutory option as defined in Treas. Reg. §1.421-1(b)) granted to an Employee by the Employer, but only to the extent that the value of the option is includible in the gross income of the Employee for the taxable year in which granted.

(5)         The amount includible in the gross income of an Employee upon making the election described in Code §83(b).

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(6)         Amounts that are includible in the gross income of an Employee under the rules of Code §§409A or 457(f)(1)(A) or because the amounts are constructively received by the Employee.

(7)         Contributions (other than elective contributions described in Code §§402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) made by the Employer to a plan of deferred compensation (including a simplified employee pension described in Code §408(k) or a simple retirement account described in Code §408(p), and whether or not qualified) to the extent that the contributions are not includible in the gross income of the Employee for the taxable year in which contributed.  Any distributions from a plan of deferred compensation (whether or not qualified), including distributions from the Cincinnati Financial Corporation Associate Bonus Deferral Plan, are not considered Section 415 Compensation, regardless of whether such amounts are includible in the gross income of the Employee when distributed.

(8)         Amounts realized from the exercise of a non-statutory option (which is an option other than a statutory option as defined in Treas. Reg. §1.421-1(b)), or when restricted stock or other property held by an employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

(9)         Amounts realized from the sale, exchange, or other disposition of stock acquired under a statutory stock option (as defined in Treas. Reg. §1.421-1(b)).

(10)        Other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee and are not salary reduction amounts that are described in Code §125).

(11)        Other items of remuneration that are similar to any of the items listed in (7) through (10) above.

2.65        “Service” means the sum of the periods (whether or not continuous) described in (a) through (f) below.

(a)           Each period beginning on an individual’s Employment Commencement Date (or Reemployment Commencement Date) and ending on the date a Period of Severance begins.

(b)           A Period of Severance of 12 months or less.

(c)           Military Service.

(d)           For purposes of determining an individual’s Service, service with the Employer, Affiliates and a predecessor employer (within the meaning of, and to the extent required under, Code §414(a)) is considered.

(e)           No period of time will be counted more than once.

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(f)           If an individual transfers from a class of Employees for whom service has been computed based on Hours of Service, he will receive credit for a period of service consisting of the following.

(1)         His Eligibility Years of Service before the computation period in which the transfer occurs.

(2)         The greater of:  (A) the period of service that would be credited to him under the elapsed time method above for his service during the entire computation period in which the transfer occurs; and (B) the service taken into account under the computation periods method as of the date of the transfer.

(3)         Service subsequent to the transfer commencing on the day after the last day of the computation period in which the transfer occurs.

2.66        “Surviving Spouse” means a Participant’s surviving spouse except to the extent that a former spouse is treated as a surviving spouse under a qualified domestic relations order (as described in Code §414(p)).

2.67        “Thirty Days of Service” means a period of 30 days of Service.

2.68        “Top-Heavy Plan” means the Plan if any of the following conditions exist.

(a)           If the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans, and the Plan’s Top-Heavy Ratio exceeds 60%.

(b)           If the Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group, and the Top-Heavy Ratio for the group of plans exceeds 60%.

(c)           If the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans, and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

2.69        “Top-Heavy Ratio” means the following.

(a)           If the Plan is not aggregated with any defined benefit plan, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of the Accounts under the Plan, and the accounts under any aggregated defined contribution plans, of all Key Employees, and the denominator of which is the sum of all Participants’ Accounts.

(b)           If the Plan is aggregated with one or more defined benefit plans, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of accounts under the defined contribution plans for all Key Employees and the Present Value of accrued benefits under the defined benefit plans for all Key Employees, and the denominator of which is the sum of the accounts under the defined contribution plans for all participants and the Present Value of accrued benefits under the defined benefit plans for all participants.

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(c)           For purposes of (a) and (b) above, the Top-Heavy Ratio will be determined in accordance with Code §416 and applicable Treasury Regulations, including, without limitation, the provisions relating to rollovers and transfers and in accordance with the following provisions.

(1)         The value of Accounts under the Plan will be determined as of the Determination Date with respect to the applicable Plan Year.

(2)         The value of accounts and accrued benefits under plans aggregated with the Plan will be calculated with reference to the determination dates under those plans that fall within the same calendar year as the applicable Determination Date under the Plan.

(3)         The value of accounts and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the applicable determination date, except as provided in Code §416 and applicable Treasury Regulations for the first and second plan years of a defined benefit plan.

(4)         A simplified employee pension will be treated as a defined contribution plan.  However, the Employer may elect that the Top-Heavy Ratio will be computed by taking into account aggregate employer contributions in lieu of the aggregate of employee accounts.

(5)         Distributions (including distributions under a terminated plan which had it not been terminated would have been included in the Required Aggregation Group) within the 1-year period ending on a Determination Date will be taken into account.  In the case of a distribution made for a reason other than severance from employment, death or disability, this provision will be applied by substituting “5-year period” for “1-year period.”

(6)         Defined contribution accounts will be increased to reflect any contribution not actually made as of a determination date but required to be taken into account on that date under Code §416 and applicable Treasury Regulations.

(7)         Deductible voluntary contributions will not be included.

(8)         There will be disregarded the accounts and accrued benefits of a Participant:  (A) who is not a Key Employee but who was a Key Employee in a prior Plan Year; or (B) who has not performed services for the employer maintaining the plan at any time during the 1-year period ending on the Determination Date.

(9)         The accrued benefit of a Participant other than a Key Employee will be determined:  (A) under the method, if any, which uniformly applies for accrual purposes under all the Employer’s defined benefit plans; or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code §411(b)(1)(C).

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2.70        “Trust” means the trust established pursuant to the agreement between the Company and Fifth Third Bank, as may be amended from time to time.

2.71        “Trustee” means Fifth Third Bank.

2.72        “Years of Service” means each period of 12 full months of Service.  An individual’s Years of Service are determined in accordance with (a) through (d) below.

(a)           Non-Successive Periods Of Service.  All non-successive periods of Service.

(b)           Fractional Periods Of Service.  Any period of Service which is less than 12 months will be aggregated on the basis that 12 months (or 365 days) equals a Year of Service.  When aggregating days into months, 30 days is considered a month.

(c)           Service Before A Five-Year Break In Service.  An individual’s service before a 5 consecutive year Break in Service will be disregarded for purposes of determining vesting in his post-break matching and profit sharing contributions if at the time of the 5 year Break in Service, he did not have amounts in a Section 401(k) Account, and did not have a vested right in amounts in a Profit Sharing Contribution Account or Matching Contribution Account.

(d)           Service After A Five Year Break In Service.  An individual’s service after a 5 consecutive year Break in Service will be disregarded for purposes of determining vesting in his pre-break matching and profit sharing contributions.

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3.

ELIGIBILITY AND PARTICIPATION

3.1         Participation.  An Eligible Employee will become a Participant on the Entry Date immediately following his completion of the applicable requirements in (a) or (b) below if he is employed on that Entry Date.

(a)           Seasonal Or Temporary Employees.  A Seasonal or Temporary Employee must complete an Eligibility Year of Service.

(b)           Other Employees.  An Eligible Employee not described in (a) above must complete Thirty Days of Service.

3.2         Eligible Employees Hired Before September 1, 2008.  Eligible Employees who were hired before September 1, 2008, and who were not yet Participants as of that date because they had not yet attained age 21, will become Participants on September 1, 2008 if they satisfied the applicable requirements in Section 3.1(a) or 3.1(b) as of that date.  All other Eligible Employees hired before September 1, 2008, will become Participant in accordance with Section 3.1.

3.3         Participants Prior To September 1, 2008.  An individual who was a Participant prior to September 1, 2008, will be a Participant on that date regardless of whether he satisfies the requirements in Section 3.1.

3.4         Change In Employee Classification.

(a)           Participant Is No Longer An Eligible Employee.  If a Participant is no longer an Eligible Employee, his participation will cease as soon as administratively practicable.

(b)           Employee Becomes An Eligible Employee.  If an Employee becomes an Eligible Employee, he will immediately become a Participant if he has satisfied the applicable requirements in Section 3.1(a) or 3.1(b).

3.5         Reemployment/Re-Eligibility Before A Break In Service.  The following individuals who again become Eligible Employees before incurring a Break in Service, will become Participants on the date they again become Eligible Employees:  (a) former Participants; and (b) individuals who previously satisfied the Plan’s eligibility requirements.

3.6         Reemployment/Re-Eligibility After A Break In Service.

(a)           Prior Service.  If an individual again becomes an Eligible Employee after incurring a Break in Service, he will not receive credit for his prior service until he completes an Eligibility Year of Service (for Seasonal or Temporary Employees), or a Year of Service (for Employees other than Seasonal or Temporary Employees), after again becoming an Eligible Employee.

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(b)           Reinstatement Of Participation.  Once an Eligible Employee satisfies (a) above, he will again become a Participant in the Plan in accordance with (1) and (2) below.

(1)         Salary Reduction And Matching Contributions.  For purposes of salary reduction and matching contributions, an Eligible Employee will become a Participant as soon as administratively practicable after the earlier of:  (A) the date he satisfies (a) above; or (B) the Entry Date immediately following his satisfaction of the applicable requirements in Section 3.1(a) or 3.1(b) (if he is employed on that Entry Date).

(2)         Profit Sharing Contributions.  For purposes of profit sharing contributions, an Eligible Employee will become a Participant on the earlier of:  (A) the first day of the computation period during which he satisfied (a) above; or (B) the Entry Date immediately following his satisfaction of the applicable requirements in Section 3.1(a) or 3.1(b) (if he is employed on that Entry Date).

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4.

CONTRIBUTIONS

4.1         Section 401(k) Contributions.

(a)           Salary Reduction Contributions.

(1)         Affirmatively Elected Salary Reduction Contributions.

(A)         Initial Election.  A Participant who is an Eligible Employee may enter into a salary reduction agreement with the Employer in which he authorizes the Employer to reduce his Compensation by the whole percentage he specifies.

(B)         Stair-Stepping Election.  A Participant who made an election under (A) above, may also elect to have the percentage by which the Employer is reducing his Compensation automatically increase by a designated amount at designated intervals.

(C)         Evergreen Election.  A Participant’s elections under (A) and (B) above continue until he affirmatively elects to revoke or revise those elections.

(D)         Special Bonus Elections.  For each Plan Year, a Participant may elect to modify the percentage by which the Employer is reducing his Compensation pursuant to this Paragraph (1), and (2) below, with respect to Bonuses paid during the Plan Year in which the special Bonus election was made.  The special Bonus election:  (i) is not automatically increased under (B) above; (ii) does not automatically continue under (C) above; and (iii) is not an election described in (2)(C) below.

(2)         Automatic Salary Reduction Contributions.

(A)         Initial Contributions.  Effective for the first payday after September 1, 2008, the Employer will automatically reduce the Compensation of an Eligible Employee described in (i) and (ii) below by 3% unless the Eligible Employee makes an election under (D) below.

(i)           New Participants.  Eligible Employees who become Participants on or after September 1, 2008.

(ii)         Existing Participants.  Eligible Employees:  (i) who are Participants that became Participants before September 1, 2008; and (ii) who as of the date established by the Plan Administrator, were either deferring less than 3% of their Compensation, or deferring a flat dollar amount, pursuant to a salary reduction agreement under the Plan.

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(B)         Annual Contribution Increases.  Effective for each Participant’s Employment Anniversary Date occurring on or after September 1, 2008, the Employer will automatically increase by 1% the amount by which it is reducing the Participant’s Compensation under (A) above.  No further automatic increases will occur under this paragraph (B) once a Participant’s salary reduction percentage is equal to 6% of his Compensation.

(C)         Deemed Consent.  An individual participating in the Plan’s automatic salary reduction contribution feature is deemed to have consented to the salary reduction contributions described in (A) and (B) above unless he makes an election pursuant to (D) below.

(D)         Electing Out Of Automatic Contributions.  A Participant may elect not to participate in the Plan’s automatic salary reduction feature at any time by making an affirmative election under (1)(A) above, including an election to not to make any salary reduction contributions to the Plan.

(E)         Default Investment Funds.  If a Participant who is participating in the Plan’s automatic salary reduction feature does not elect the manner in which his Account is to be invested as provided under Section 7.2(a), his Account will be automatically invested in accordance with Section 7.2(c).

(3)         Catch-Up Contributions.  A Catch-Up Eligible Participant may make catch-up contributions to the Plan in accordance with Code §414(v).  The catch-up contributions will not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code §§402(g) and 415.  The Plan will not be treated as failing to satisfy its provisions implementing the requirements of Code §§401(a)(4), 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, by reason of the making catch-up contributions.

(4)         Modified Definition Of Compensation For Salary Reduction Contributions.  For purposes of determining salary reduction contributions under this Paragraph (a), Compensation will be modified as described in Section 2.15(c).

(5)         Code §402(g) Annual Limit.  A Participant’s Compensation for any calendar year may not be reduced under (1) and (2) above (and under all Employer plans allowing elective deferrals under Code §402(g)(3)) in an amount greater than the Code §402(g) limit for the year, except as permitted under (3) above.

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(6)         Effect Of Hardship Withdrawals.

(A)         Salary Reduction Contributions Cease.  If a Participant takes a hardship withdrawal under Section 8.1(a), his salary reduction contributions (including catch-up contributions) being made pursuant to this Paragraph (a) will immediately cease.  The cessation of a Participant’s automatic salary reduction contributions under (2) above in connection with a hardship withdrawal is not considered an election under (2)(D) above.

(B)         Recommencement Of Salary Reduction Contributions.

(i)           Affirmatively Elected Salary Reduction Contributions And Catch-Up Contributions.  A Participant’s salary reduction contributions under (1) and (3) above may not again begin for at least 6 months after the date he received the hardship withdrawal.

(ii)         Automatic Salary Reduction Contributions.  A Participant’s automatic salary reduction contributions under (2) above, will  automatically recommence as soon as administratively practicable following the date which is 6 months after the Participant’s receipt of the hardship withdrawal.

(7)         Contributions to the Plan.  Subject to the limits described in Article 5 and, (5) above, the Employer will reduce a Participant’s Compensation in accordance with the salary reductions described in this Paragraph (a), and will contribute that amount to the Participant’s Section 401(k) Account.  The contributions will be made as soon as the Employer can reasonably segregate those salary reductions, but not later than the 15th business day of the month following the month in which those amounts would have otherwise been payable to the Participant.

(8)         Plan Procedures.  A Participant may only enter into, modify, or terminate a salary reduction agreement in accordance with the Plan’s procedures, including any maximum and/or minimum limits on the amount of a Participant’s Compensation that may be deferred pursuant to a salary reduction agreement.  In no event may Participant retroactively enter into a salary reduction agreement. The Plan Administrator may require, or allow, a Highly Compensated Employee to reduce his salary reduction contributions to the extent the Plan Administrator reasonably anticipates that without the reduction, the Plan’s (or other legal limits) would be exceeded.  Salary reduction agreements lections will become effective as soon as practicable.

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(b)           Qualified Nonelective Contributions (QNECs).

(1)         General.  Subject to the limitations in Article 5, the Employer (in its discretion) may make a qualified nonelective contribution in any amount.  The qualified nonelective contribution:  (A) is fully vested when made; and (B) will be allocated to the Qualified Nonelective Contribution Subaccounts of Participants who are not Highly Compensated Employees for the Plan Year.

(2)         Allocation Formula.  As of the last day of a Plan Year, qualified nonelective contributions will be allocated in accordance with either (A) or (B) below, as determined by the Plan Administrator.

(A)         Uniform Contribution Formula.  Each eligible Participant will be allocated the portion of the qualified nonelective contribution for the Plan Year that bears the same ratio to the total amount of the contribution as the Participant’s Compensation bears to the total amount of the Compensation of all eligible Participants.

(B)         Corrective Contribution Formula.  Each eligible Participant designated by the Plan Administrator will be allocated a portion of the qualified nonelective contribution for the Plan Year that the Plan Administrator determines is necessary to satisfy the nondiscrimination tests under Code §§401(k)(3)(A) and 401(m)(2) (as applicable).  Subject to the limitations in Treas. Reg. §1.401(k)-2(a)(6), the contribution will be allocated by making the maximum contribution permitted under Article 5 beginning with the Participant with the lowest Compensation for the Plan Year, and continuing that maximum permissible allocation to each eligible Participant in order of Compensation (from the lowest Compensation to the highest Compensation) until the entire contribution is allocated.

(3)         Time For Contributions.  Qualified nonelective contributions for a Plan Year will be made no later than the end of the Plan Year following the Plan Year to which the contributions relate (or such later time as permitted by applicable Treasury Regulations).

(c)           Limitation On Section 401(k) Contributions.

(1)         Prior Year Testing.  The Actual Deferral Percentage for any Plan Year for Participants who are Highly Compensated Employees eligible to make Section 401(k) contributions will not exceed the greater of:

(A)         1.25 times the Actual Deferral Percentage for the preceding Plan Year for Participants who were Nonhighly Compensated Employees for the preceding Plan Year; or

(B)         2 times the Actual Deferral Percentage for the preceding Plan Year for Participants who were Nonhighly Compensated Employees for the preceding Plan Year, provided the Highly Compensated Employee Actual Deferral Percentage does not exceed the Nonhighly Compensated Employee Actual Deferral Percentage for the preceding Plan Year by more than 2 percentage points.

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(2)         Special Rules For Early Participation – The Otherwise Excludable Employee Test.  If the Employer elects to apply the special rule of Code §410(b)(4)(B) when determining whether the Plan’s Section 401(k) feature satisfies the Code §410(b)(1) coverage rules, then the following special rules apply.

(A)         For testing purposes, the Plan will be treated as two separate plans:  (i) one benefiting Eligible Employees who satisfied the Plan’s lower age and service conditions, but who did not satisfy the greatest age and service conditions permitted by the Code §410(a) (the “Component Plan A”); and (ii) one benefiting Eligible Employees who satisfied the greatest age and service conditions permitted by the Code §410(a) (the “Component Plan B”).

(B)         The test will be applied separately to the Component Plan A and the Component Plan B.  As such, the Actual Deferral Percentages and Actual Contribution Percentages will be determined separately for each Component Plan.

(C)         In lieu of the testing as described in (B) above, the Employer may choose to only apply the test to the Component Plan B, provided that any Highly Compensated Employees in the Component Plan A must be included in the Actual Deferral Percentage and testing of the Component Plan B.

(D)         This testing will be performed in accordance with applicable Treasury Regulations.

(3)         Plan Disaggregation.  If the Plan is required to be treated as two or more separate plans for Code §401(k) testing purposes, the Plan Administrator will apply the testing in this Paragraph (c) separately to the plans as the Plan Administrator determines.  This provision will be administered in accordance with applicable Treasury Regulations.

(d)           Return Of Excess Elective Deferrals - Exceeding The Code §402(g) Limit.

(1)         Participant Election.  If amounts are includable in a Participant’s gross income under Code §402(g) for a taxable year, the Participant may elect to receive a distribution from his Section 401(k) Account in an amount up to the sum (or difference) of:

(A)         the lesser of:  (i) the amount includable in his gross income under Code §402(g) for the taxable year; or (ii) the amount of his salary reductions under (a) above for the taxable year; plus (or minus)

(B)         that part of any distribution under (e) below previously distributed to the Participant for the Plan Year beginning with or within the taxable year; plus (or minus)

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(C)         the income (or loss) allocable to the amount determined under (A) and (B) above determined in accordance with Treasury Regulations under any reasonable method used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year.

(2)         Plan Procedures.  An election under (1) above will be made in accordance with the Plan’s procedures and will be effective only if received by the Plan Administrator no later than the first March 1st following the close of the Participant’s taxable year to which the election relates.  A Participant who has exceeded the limits of (a)(5) above will be deemed to have made an election hereunder to the extent of such excess.

(3)         Distribution.  Notwithstanding any contrary Plan provision, the amount determined under (1) above, if properly elected under (2) above, will be paid to the Participant as a lump sum no later than the first April 15th following the close of the Participant’s taxable year to which the election relates.

(4)         Effect On Other Provisions.  Except to the extent provided by Treasury Regulations, distributions hereunder will be taken into account under (c) above and Section 4.2(c).

(e)           Excess Section 401(k) Contributions - Failing The ADP Test.

(1)         Excess Actual Deferral Percentage.  If the Actual Deferral Percentage for a Plan Year for Participants who are Highly Compensated Employees exceeds the maximum amount allowable under (c) above, the Plan Administrator will determine the amount of Excess Contributions to be distributed in accordance with the Code and applicable Treasury Regulations.

(2)         Required Distributees.  Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of contributions taken into account in calculating the Actual Deferral Percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of contributions and continuing in descending order until all Excess Contributions have been allocated.  For purposes of the preceding sentence, the “largest amount” is determined after distribution of any Excess Contributions.

(3)         Distribution.  The Plan Administrator will distribute to each Highly Compensated Employee specified in (2) above from his Section 401(k) Account the sum (or difference) of:

(A)         the amount (if any) determined under (2) above; plus (or minus)

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(B)         the income (or loss) allocable to the amount determined under (A) above determined by the Plan Administrator in accordance with Treasury Regulations under any reasonable method used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year; minus

(C)         that part of the distribution (if any) under (d) above attributable to salary reductions under (a) above during the Plan Year.

Notwithstanding any contrary Plan provision, the Plan Administrator will distribute the amount so determined as a lump sum no later than the last day of the following Plan Year.  However, the Employer will be subject to a 10% excise tax under Code §4979 if the distributions are not made within the first 2½ months of the following Plan Year (6 months if the Plan includes an eligible automatic contribution arrangement within the meaning of Code §414(w)).

(4)         Allocation Of Excess.  Distributions will be made from a Participant’s Section 401(k) Account (other than from his Qualified Nonelective Contribution Subaccount) and Qualified Nonelective Contribution Subaccount (in proportion to the Participant’s salary reduction contributions under (a) above for the Plan Year) to the extent of those contributions, plus the income allocable to those contributions.  The excess (if any) will be distributed from the Participant’s Qualified Nonelective Contribution Subaccount from the amounts attributable to Employer contributions under (b) above.

(5)         Effect On Other Provisions.  If distributions are made in accordance with this paragraph (e) with respect to a Plan Year, the limitations in (c) above will be considered satisfied for that Plan Year.  Except to the extent provided by the Secretary of the Treasury, distributions under this paragraph will be taken into account under Article 5.

(6)         Other Methods.  Plan Administrator may use any other method to avoid violations of (c) above that are permitted under the Code and applicable Treasury Regulations.

4.2         Matching Contributions.

(a)           Allocation of Matching Contributions.

(1)         Contributions Are Discretionary.  For a Plan Year, the Employer may, in its discretion, make matching contributions to the Matching Contribution Accounts of Participants who are eligible under (c) below.

(2)         Matching Contribution Formula.  The amount of the matching contributions allocated to eligible Participants will be determined on the basis of each payroll period and will uniformly be applied to all eligible Participants.  The matching contributions will be calculated by reference to a Participant’s salary reduction contributions made under Sections 4.1(a)(1) and 4.1(a)(2) for a payroll period, and will be limited to a percentage of Compensation for that payroll period.  Since Participants’ matching contributions are determined (and limited) on the basis of salary reduction contributions, and Compensation, for each payroll period, no Participant will be entitled to a year-end “true-up” matching contribution.

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(3)           Catch-Up Contributions.  Matching contributions are not made with respect to catch-up contributions under Section 4.1(a)(3).

(b)          Discrimination.  Notwithstanding any contrary Plan provision, if the Plan Administrator determines the rate of matching contributions (determined after the corrective distribution of elective deferrals under Code §§401(k), 401(m) or 402(g)) is discriminatory in favor of Highly Compensated Employees, the Plan Administrator will cause those Participants to forfeit their matching contributions (as adjusted in accordance with Article 7) to the extent necessary to make the matching rate nondiscriminatory.  Those contributions will be disregarded under the Plan’s provisions relating to Code §§401(k)(3) and 401(m)(2).

(c)          Eligible Participants.  A Participant will be eligible to receive an allocation of the matching contributions under (a) above for a payroll period if:  (1) he is not accruing benefits under the Cincinnati Financial Corporation Retirement Plan; (2) he is not a Seasonal or Temporary Employee; and (3) he is employed on the 1st day of the payroll period for which the matching contribution is made.

(d)          Limitation On Matching Contributions.

(1)          Prior Year Testing.  The Actual Contribution Percentage for a Plan Year for Participants who are Highly Compensated Employees may not exceed the greater of:

(A)           1.25 times the Actual Contribution Percentage for the preceding Plan Year for Participants who were Nonhighly Compensated Employees for the preceding Plan Year; and

(B)           2 times the Actual Contribution Percentage for the preceding year for Participants who were Nonhighly Compensated Employees for the preceding Plan Year, provided the Highly Compensated Employee Actual Contribution Percentage does not exceed the Nonhighly Compensated Employee Actual Contribution Percentage for the preceding Plan Year by more than 2 percentage points.

(2)          Special Rules For Early Participation – The Otherwise Excludable Employee Test.  If the Employer elects to apply the special rule of Code §410(b)(4)(B) when determining whether the Plan’s Section 401(k) feature satisfies the Code §410(b)(1) coverage rules, then the following special rules apply.

(A)           For testing purposes, the Plan will be treated as two separate plans:  (i) one benefiting Eligible Employees who satisfied the Plan’s lower age and service conditions, but who did not satisfy the greatest age and service conditions permitted by the Code §410(a) (the “Component Plan A”); and (ii) one benefiting Eligible Employees who satisfied the greatest age and service conditions permitted by the Code §410(a) (the “Component Plan B”).

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(B)           The test will be applied separately to the Component Plan A and the Component Plan B.  As such, the Actual Deferral Percentages and Actual Contribution Percentages will be determined separately for each Component Plan.

(C)           In lieu of the testing as described in (B) above, the Employer may choose to only apply the test to the Component Plan B, provided that any Highly Compensated Employees in the Component Plan A must be included in the Actual Deferral Percentage and testing of the Component Plan B.

(D)           This testing will be performed in accordance with applicable Treasury Regulations.

(3)          Plan Disaggregation.  If the Plan is required to be treated as two or more separate plans for Code §401(m) testing purposes, the Plan Administrator will apply the testing in this Paragraph (d) separately to the plans as the Plan Administrator determines.  This provision will be administered in accordance with applicable Treasury Regulations.

(4)          Special Testing Rule.  To the extent necessary to avoid a violation of the limitation on matching contributions, contributions under Sections 4.1(a)(1), 4.1(a)(2) and 4.1(b) will be treated as contributions taken into account in determining the Actual Contribution Percentage, but only if, and to the extent, the limitations in Section 4.1(c) would not be violated if either those amounts were:  (A) not taken into account in determining the Actual Deferral Percentage; or (B) taken into account in determining the Actual Deferral Percentage.  The determination and treatment of the separate ratios for each Participant in determining the Actual Contribution Percentage will satisfy any other requirements prescribed by the Secretary of Treasury.

(e)          Excess Matching Contributions.

(1)          Excess Actual Contribution Percentage.  If the Highly Compensated Employee Actual Contribution Percentage for a Plan Year exceeds the maximum amount allowable under (d) above (after application of Sections 4.1(d) and 4.1(e)), the Plan Administrator will determine the Excess Aggregate Contributions to be distributed or, if forfeitable, forfeited, in accordance with the Code, applicable Treasury Regulations and the following provisions.

(A)          Required Distributees And Forfeitures.  Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest amounts of contributions taken into account in calculating the Actual Contribution Percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such contributions and continuing in descending order until all the Excess Aggregate Contributions have been allocated.  For purposes of the preceding sentence, the “largest amount” is determined after distribution (or forfeiture) of any Excess Aggregate Contributions.

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(B)          Distribution And Forfeiture.  The Plan Administrator will distribute to (or forfeit from in the case of a forfeitable amount) each Highly Compensated Employee specified in (A) above from his Account the sum (or difference) of:

(i)           the amount (if any) determined under (A) above; plus (or minus)

(ii)           the income (or loss) allocable to the amount determined under (i) above determined by the Plan Administrator in accordance with Treasury Regulations under any reasonable method used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year.

(C)          Time Of Distribution.  Notwithstanding any contrary Plan provision, the Plan Administrator will distribute (or forfeit, as applicable) the amount determined as a lump sum no later than the last day of the following Plan Year.  However, the Employer will be subject to a 10% excise tax under Code §4979 if the distributions (or forfeitures) are not made before the close of the first 2½ months of the following Plan Year (6 months if the Plan includes an eligible automatic contribution arrangement within the meaning of Code §414(w)).

(D)          Allocation Of The Excess.  The amount determined above will be distributed (or forfeited) from the otherwise vested portion of a Participant’s Matching Contribution Account.

(E)          Effect On Other Plan Provisions.  If distributions are made in accordance with this paragraph (e) with respect to a Plan Year, the limitations of (d) above will be considered satisfied for that Plan Year.  Except to the extent provided by the Secretary of the Treasury, distributions under this paragraph will be taken into account under Article 5.

(F)          Other Methods.  Plan Administrator may use any other method to avoid violations of (d) above that are permitted under the Code and applicable Treasury Regulations.

(f)           Time For Matching Contributions.  Matching contributions under this Section 4.2 for a payroll period may be made as soon as administratively practicable after the end of each payroll period to which such matching contributions relate, or by the latest time permitted by Treasury Regulations.  Matching contributions will be contributed to Participants’ Matching Contribution Accounts.

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4.3          Profit Sharing Contributions.

(a)          Allocation Of Profit Sharing Contributions.

(1)          Contributions Are Discretionary.  For any Plan Year beginning on or after January 1, 2009, the Employer may, in its discretion, make profit sharing contributions to the Profit Sharing Contribution Accounts of Participants who are eligible under (b) below.

(2)          Profit Sharing Contribution Formula.  Subject to Section 4.4, eligible Participants will be allocated a portion of the profit sharing contribution described in (a) above in accordance with (A) through (C) below.

(A)           Fixed Dollar Amounts.  Each eligible Participant will be eligible to be allocated the same fixed dollar amount for a Plan Year.  However, that fixed dollar amount is adjusted in accordance with (B) below when determining a Participant’s actual allocation for a Plan Year.

(B)           Adjustment Of Allocations.  An eligible Participant’s profit sharing contribution allocation for a Plan Year will be equal to a percentage of the amount described in (A) above based on the Participant’s “allocation percentage” for the Plan Year.  A Participant’s “allocation percentage” for a Plan Year is determined using the table below and is based on the Participant’s Allocation Determination Date for the Plan Year.

Participant’s Allocation Determination Date	Allocation Percentage

January 1st	100%
February 1st	90%
March 1st	80%
April 1st	70%
May 1st	60%
June 1st	50%
July 1st	40%
August 1st	30%
September 1st	20%
October 1st	10%
November 1st	0%
December 1st	0%

(C)           A Participant who terminates and is rehired during the same Plan Year is only entitled to one profit sharing contribution for that Plan Year.

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(b)          Eligible Participants.  A Participant will be eligible to receive an allocation of the profit sharing contribution under (a) above for a Plan Year if as of January 1st of that Plan Year, the Participant:

(1)           is not a Seasonal or Temporary Employee; and

(2)           is either:  (A) not enrolled in the Employer’s high deductible group health plan; or (B) is enrolled in the Employer’s high deductible group health plan as an employee (not as a COBRA or Long-term disability participant) but is not eligible for health savings account contributions under Code §223(c).

4.4          Top-Heavy Minimum Contribution.  Notwithstanding Section 4.3(a), if, for any Plan Year, the Plan is a Top-Heavy Plan, the following provisions will apply for the Plan Year.

(a)           Except as otherwise provided in (b) and (c) below, Employer contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee will not be less than the lesser of 3% of the Participant’s Section 415 Compensation or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Code §401, the largest percentage of Employer contributions and forfeitures (expressed as a percentage of Section 415 Compensation) allocated on behalf of any Key Employee for that year.  The minimum allocation is determined without regard to any Social Security contribution.  That minimum allocation will be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for a Plan Year.

(b)           The provision in (a) above will not apply to a Participant who was not an Eligible Employee on the last day of the Plan Year.

(c)           The provision in (a) above will not apply to a Participant to the extent he is covered under any other plan and the Employer provided that the minimum top-heavy benefit requirement will be satisfied in the other plan.

(d)           To the extent required by Treasury Regulations, contributions under Section 4.1(a) (except for those described in Section 4.1(a)(3)) allocated to a Key Employee will be taken into account in determining the minimum required contribution under (a) above.  However, the contributions under Section 4.1(a) allocated to Participants other than Key Employees will not count towards satisfying the minimum contribution required under (a) above.

(e)           Matching contributions under Section 4.2 will count towards satisfying the minimum contribution required under (a) above.

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(f)           If a Participant participates in a defined benefit plan which is aggregated with the Plan under Code §416 for purposes of determining top-heavy status, and if the defined benefit plan does not satisfy the Code §416 minimum benefit requirements with respect to a Participant, then, with respect to the Participant, the phrase:  “5% of the Participant’s Section 415 Compensation” will be substituted for the following phrase in (a) above:  “the lesser of 3% of the Participant’s Section 415 Compensation or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Code §401, the largest percentage of Employer contributions and forfeitures (expressed as a percentage of Section 415 Compensation) allocated on behalf of any Key Employee for that year.”

4.5          Return Of Employer Contributions.

(a)           Mistake Of Fact.  If an Employer contribution is made because of a mistake of fact, then, subject to (c) below, the contribution may be returned to the Employer within 1 year of the time it was made.

(b)           Deductibility.  Employer contributions are conditioned upon their deductibility under Code §404, and, subject to (c) below, contributions (to the extent a deduction is disallowed) may be returned to the Employer within 1 year after the disallowance.

(c)           Limitation On Return.  The amount of the contribution which may be returned to the Employer under (a) or (b) is limited to the excess of the amount contributed over the amount that would have been contributed had there not been a mistake of fact or a mistake in determining the deduction.  Earnings attributable to the excess may not be returned to the Employer.  Losses attributable to the excess must reduce the amount returned to the Employer.  The amount of a contribution which may be returned will be limited so as not to cause the balance to the credit of a Participant’s Account to be reduced to less than the balance which would have been credited to his Account had the contribution not been made.

4.6          Rollover Contributions.

(a)           General.  A Participant, employed by the Employer, may contribute to the Plan money and/or other property acceptable to the Trustee that the Plan Administrator reasonably concludes qualifies for a rollover under Code §§402(c) or 403(a)(4) or (5), or that qualifies as a rollover contribution under Code §408(d)(3).  However, no amounts constituting accumulated deductible employee contributions (as defined in Code §72(o)(5)) may be contributed.  A rollover contribution will be credited to the Participant’s Rollover Contribution Account as soon as administratively practicable.  If any amount received as a rollover contribution is determined not to qualify for rollover, then the amount (adjusted for any gain or loss) will be returned to the Participant as soon as administratively practicable.

4.7          Military Service.  Notwithstanding any contrary Plan provision, the Plan’s contribution provisions will be administered in accordance with Code §414(u), as interpreted by the Plan Administrator.

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5.

LIMITATIONS ON ANNUAL ADDITIONS

5.1          Limitation On Annual Additions.  Subject to Treasury Regulations covering the aggregation during a Limitation Year of previously unaggregated plans, the Annual Addition with respect to a Participant for any Limitation Year to which Code §415 applies will not exceed the lesser of:

(a)           $40,000 (as adjusted for increases in the cost-of-living under Code §415(d)); or

(b)           100% of such Participant’s Section 415 Compensation for such Limitation Year.

The limitation in (b) above will not apply to any contributions for medical benefits after separation from service (within the meaning of Code §§401(h) or 419A(f)(2)) which are otherwise treated as an Annual Addition under Code §§415(l)(1) or 419A(d)(2).

5.2          Disposition Of Excess Annual Additions.  If the Annual Addition credited to the account of a Participant exceeds the limitations of Section 5.1, then any excess Annual Addition will be corrected by the use of the Employee Plans Compliance Resolution System or any other correction method permitted by statute, regulations, or regulatory authorities, including, but not limited to, the guidance contained in the preamble to the final Code §415 Treasury Regulations.

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6.

VESTING AND FORFEITURES

6.1          Vesting Provisions.

(a)          Rollover Contribution Account.  A Participant’s rights to his Rollover Contribution Account will be fully vested at all times.

(b)          Section 401(k) Account.  A Participant’s rights to his Section 401(k) Account will be fully vested at all times.

(c)          Profit Sharing Contribution Account And Matching Contribution Account.

(1)           Normal Retirement Age.  If a Participant is employed by the Employer, or an Affiliate, when he reaches his Normal Retirement Age, he will become fully vested in his Profit Sharing Contribution Account and Matching Contribution Account.

(2)           Prior To Normal Retirement Age.  A Participant will have a vested right to a percentage of his Matching Contribution Account and Profit Sharing Contribution Account, based on his Years of Service, in accordance with the following schedule.

Years of Service	Vested Percentage

Less than 3	0%
3 or more	100%

(d)          Vesting Upon Plan Termination Or Discontinuance Of Contributions.  Notwithstanding any contrary Plan provision, upon the termination or partial termination of the Plan, or the complete discontinuance of contributions under the Plan, the amounts then credited to all affected Participants’ Accounts will become fully vested.

6.2          Forfeitures.

(a)          Forfeiture After A Five Year Break In Service.  If a Participant incurs a 5-consecutive year Break in Service, the non-vested portion (as of such incurrence) of in his Profit Sharing Contribution Account and Matching Contribution Account will be permanently forfeited.

(b)          Complete Distribution Upon Termination Of Employment.

(1)           Complete Distribution.  Subject to (e)(1)(A) below, if a Participant, who is not vested in his Profit Sharing Contribution Account or Matching Contribution Account, terminates service and receives a complete distribution of the amounts in his Section 401(k) Account and Rollover Contribution Account, he will immediately forfeit any non-vested Matching Contribution Account and Profit Sharing Contribution Account.

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(2)           Deemed Distribution.  Subject to (e)(1)(B) below, if a Participant terminates employment with the Employer and he has no vested interest in his Profit Sharing Contribution Account or Matching Contribution Account, and has no Section 401(k) Account or Rollover Contribution Account, he will be deemed to have received a distribution of his entire vested interest under the Plan as of the date of his termination.  Accordingly, he will immediately forfeit the amounts in his Matching Contribution Account and Profit Sharing Contribution Account.

(c)          Permissible Withdrawal of Automatic Salary Reduction Contributions.  Notwithstanding any Plan provision to the contrary, a Participant who elects to withdraw his automatic salary reduction contributions under Section 8.1(c) will immediately and permanently forfeit any matching contributions (adjusted for earnings or losses) made with respect to the amount withdrawn.

(d)          Missing Participants.  Subject to (e)(2) below, if a Participant (or other person entitled to a benefit) has not been found within 5 years after the payment becomes due, the benefit will be forfeited.

(e)          Restoration Of Forfeitures.

(1)          Restoration Upon Repayment Of A Termination Distribution.

(A)           Repayment.  Any amount that a Participant forfeited under (b)(1) above will be restored (unadjusted for any gains or losses) as soon as administratively practicable, if the Participant again become an Eligible Employee, and if he repays to the Plan the full amount of the distribution before the earlier of:  (i) the occurrence his incurrence of a 5-consecutive year Break in Service; or (ii) the end of the 5-year period beginning with the day he again becomes an Eligible Employee.

(B)           Deemed Repayment.  A Participant described under (b)(2) above who again becomes an Eligible Employee before he incurs a 5-consecutive year Break in Service, will be treated as if he had repaid the Plan the full amount of his deemed distribution as of the date he again became an Eligible Employee.

(2)          Restoration Upon Locating A Missing Participant.  Any amount that a missing Participant (or other person entitled to a benefit) forfeited under (d) above will be restored retroactively (unadjusted for any gains or losses) as soon as administratively practicable after a missing Participant (or other person entitled to a benefit) is located.

(3)          Source Of Restoration.  Any restoration required under (1) or (2) above may be made from available forfeitures.  If the forfeitures are insufficient, the Employer will contribute the difference as soon as administratively practicable.

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(f)           Allocation Of Forfeitures.  Forfeitures occurring during a Plan Year may be used, as determined by the Plan Administrator:  (a) to the restore forfeitures; (b) to pay Plan expenses; and/or (c) to reduce Employer matching and profit sharing contributions under the Plan.

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7.

INVESTMENT OF ACCOUNTS

7.1          Funding Method.  The Plan will be funded through the Trust.  The Plan Administrator will determine the form and terms of the Trust consistent with the objectives of the Plan, ERISA and any other applicable legal requirements, and may remove the Trustee and select a successor trustee or trustees, or may terminate the Trust.  The Trust is part of the Plan.

7.2          Participant Investment Elections.

(a)          General.  Each Participant may elect the manner in which his Account is invested from among the funds the Plan Administrator directs be made available.  A Participant’s investment election will be made in accordance with the Plan’s procedures.

(b)          Cincinnati Financial Stock Fund.  The Plan Administrator must make available the Cincinnati Financial Stock Fund as an alternative into which Participants can elect to invest their Accounts.

(c)          Default Investment Funds.  If a Participant does not elect the manner in which his Account is to be invested in accordance with the Plan’s procedures, his Account will automatically be invested in the default funds selected by the Plan Administrator.  The Participant’s Account will be invested in accordance with Regulations prescribed by the Secretary of Labor and ERISA §404(c)(5).  Prior to investing his Account, and prior to each Plan Year, the Plan Administrator will provide a notice to the Participant required by ERISA §404(c)(5)(B).

(d)          Changes In Investment Elections.  A Participant may change his investment election in accordance with the Plan’s procedures.

7.3          Investment Adjustment.  The investments and investment transactions attributable to each Account will be accounted for separately.  Earnings and losses attributable to a particular Account will be allocated solely to that Account.  The Plan Administrator has the authority to interpret the provisions of the Plan in the context of a daily valuation procedure.

7.4          Loans.

(a)          Eligibility.  Upon satisfying the following loan procedures (the “Loan Program”) by a Participant, the Plan Administrator may authorize and direct the Trustee to grant a loan to such Participant, subject to the conditions set forth below.

(b)          Conditions.  Loans under (a) above will meet all of the following requirements.

(1)           Loans will be made available to all Participants on a reasonably equivalent basis; provided that loans will not be available to Participants who are not Employees (other than former Employees who are parties in interest within the meaning of ERISA §3(14)).

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(2)          Loans will not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants.

(3)          A Participant may only borrow from, and the maximum loan amount that the Participant is eligible to borrow is based on, the following:  (A) his Section 401(k) Account; and (B) the portion of his Rollover Contribution Account that is not attributable to rollover contributions made to the Plan directly from the Cincinnati Financial Corporation Spin-Off Retirement Plan.

(4)          The minimum loan amount will be $1,000.

(5)          A Participant may have only one loan outstanding at any time.

(6)          Loans will bear a reasonable rate of interest as determined by the Plan Administrator to be a rate of interest commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances.

(7)          Loans will be adequately secured, which security will, notwithstanding Section 13.2, consist of an assignment of up to 50% of a Participant’s vested balance in his Account.

(8)          No Participant loan will exceed the limitations under (c) below.

(9)          In the event of default, foreclosure on the Participant’s vested Account (to the extent used as security for the loan) will occur after a distributable event occurs under the Plan.

(c)          Maximum Loan Amount.  A loan to a Participant (when added to any other loans outstanding under the Plan and any other plans taken into account under Code §72(p)(2)(D)) will not exceed the lesser of (1) and (2) below.

(1)          $50,000 reduced by the excess of:

(A)           the highest outstanding balance of loans from the Plan (and other plans taken into account) during the 1-year period ending on the day before the date on which the loan was made; over

(B)           the outstanding balance of loans from the Plan (and other plans taken into account) on the date the loan was made, or

(2)          50% of the vested portion of the Participant’s Account.

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(d)           Repayment Period.  Each loan, by its terms, will be required to be repaid within 5 years.  However, that requirement will not apply to any loan used to acquire a dwelling unit which within a reasonable time is to be used as the Participant’s principal residence.  A loan used to acquire a dwelling unit will be required to be repaid within 15 years.

(e)           Level Amortization.  Each loan will be subject to substantially level amortization, with payments of principal and interest made in accordance with the Code and the Loan Program, over the term of the loan.

(f)           Earmarking.  If a loan is made to a Participant pursuant to (a) above, then the loan will be treated as an investment of his Account in accordance with rules established by the Plan Administrator.  Interest and other amounts allocable to the loan will be allocated only to the Participant’s Account.

(g)           Administration.  The Plan Administrator is authorized to administer the loan program or delegate the administration to the Plan’s Trustee, custodian or other appropriate third party.  Loans will be approved if:  (1) a Participant complies with the Loan Program; (2) the amount of the loan requested does not exceed the limits specified in this Section; (3) adequate security authorized in this Section is delivered to the Trustee; and (4) the other provisions of this Section are satisfied.

7.5          Separately Allocable Plan Expenses.  The Plan Administrator may direct that any expenses, including (but not limited to) trustee fees, administrative fees, legal fees and taxes which are attributable to specific Participants’ Accounts due to investment elections under Section 7.2, loans under Section 7.4, any distribution from the Plan, QDRO determinations, or otherwise, be deducted directly from the Account of the Participant for which the expense was incurred.

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8.

IN-SERVICE WITHDRAWALS AND DISTRIBUTIONS AFTER TERMINATION OF EMPLOYMENT

8.1          In-Service Withdrawals.

(a)          Hardship Withdrawals.

(1)          General.  During his employment with the Employer, a Participant may take hardship withdrawals from the Accounts described in (2) below if necessary to satisfy an immediate and heavy financial need as determined in accordance with (2) below.

(2)          Amounts Available For Withdrawal.  A Participant may take hardship withdrawals from:  (A) his Section 401(k) Account except for earnings and amounts in a Qualified Nonelective Contribution Subaccount; (B) his Rollover Contribution Account; and (C) the vested portion of his Profit Sharing Contribution Account and Matching Contribution Account.

(3)          Necessary To Satisfy Immediate And Heavy Financial Need.

(A)          Immediate and Heavy Financial Need.  A hardship withdrawal will be considered made on account of an immediate and heavy financial need if it is on account of any of the following.

(i)           Expenses for, or to obtain, medical care that would be deductible under Code §213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income).

(ii)          Purchase (excluding mortgage payments) of an Employee’s principal residence.

(iii)         Payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Employee, or the Employee’s spouse, children, or dependents (as defined in Code §152, without regard to Code §152(b)(1), (b)(2) and (d)(1)(B)), or an Employee’s Beneficiary.

(iv)         The need to prevent the eviction of the Employee from his principal residence or foreclosure on the mortgage on the Employee’s principal residence.

(v)          Payments for burial or funeral expenses for the Employee’s deceased parent, spouse, children or dependents (as defined in Code §152 without regard to Code §152(d)(1)(B)), or an Employee’s Beneficiary.

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(vi)         Expenses for the repair of damage to the Employee’s principal residence that would qualify for the casualty deduction under Code §165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(vii)        Other facts and circumstances the Plan Administrator determines (based on evidence it believes is satisfactory) constitute an immediate and heavy financial need.

(B)          Necessity Of The Withdrawal.  A hardship withdrawal is considered necessary to satisfy an immediate and heavy financial need if all of the following requirements are satisfied.

(i)            The withdrawal is not in excess of the amount of the Employee’s immediate and heavy financial.

(ii)           The Employee has obtained all withdrawals (other than hardship withdrawals) and distributions and all nontaxable loans currently available under all Employer plans.

(iii)          The Employee’s salary reduction contributions under Section  are suspended for at least 6 months after receipt of a hardship withdrawal.

(iv)         All other Employer plans provide that the Employee’s elective contributions and employee contributions will be suspended for at least 6 months after receipt of a hardship withdrawal.

(C)          Payment.  Hardship withdrawals will be paid as soon as administratively practicable after an Employee requests a withdrawal in accordance with (e) below.

(4)          Limitations.  A withdrawal under this Section 8.1(a) may be made only one time per Plan Year.

(b)          In-Service Withdrawals From Rollover Contribution Accounts.

(1)           General.  During his employment with the Employer, a Participant may take withdrawals from the portion of his Rollover Contribution Account that is not attributable to rollover contributions made to the Plan directly from the Cincinnati Financial Corporation Spin-Off Retirement Plan.

(2)           Limitations.  A withdrawal under this Section 8.1(b) may be made only one time per Plan Year.

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(c)          In-Service Withdrawals Of Automatic Salary Reduction Contributions.  If the Plan includes an eligible automatic contribution arrangement within the meaning of Code §414(w), during his employment with the Employer, a Participant may take a withdrawal from the portion of his Section 401(k) Account that is attributable to automatic salary reduction contributions under Section 4.1(a)(2) subject to the following rules:

(1)           The Participant must make the withdrawal election within 90 days following the date the first such automatic salary reduction contributions were made for him;

(2)           The Participant must withdraw all such automatic salary contributions made through the date he elects the withdrawal (adjusted for earnings or losses); and

(3)           The withdrawal election will not be subject to the notice and consent requirements of Code §§401(a)(11) or 417, or to the notice and consent requirements in this Plan attributable to such Code sections.

A withdrawal under this Section 8.1(d) will be included in the Participant’s gross income in the taxable year of the withdrawal, and the withdrawal will not be subject to the early distribution tax under Code §72(t).

(d)          Age 70½ In-Service Withdrawals.  During his employment with the Employer, a Participant may take withdrawals from his Account for any reason on or after the April 1st of the calendar year following the calendar year in which the Participant attains age 70½.  These withdrawals will not be considered minimum required distributions under Section 8.4.

(e)          Plan Procedures.  In-service withdrawals will only be paid if an individual elects a withdrawal in accordance with the Plan’s Procedures.

(f)          Time Of Payment.  Subject to Section 8.4 below, in-service withdrawals will be paid as soon as administratively practicable after the Plan receives a Participant’s request for a withdrawal in accordance with (e) above.

8.2          Distributions After Termination Of Employment.

(a)          General.  After a Participant’s termination of employment with the Employer, he may elect to receive a distribution of the vested portions of his Account.

(b)          Amount Of The Distribution.  The amount of a distribution will be based on the vested percentage of the Participant’s Account at the cash value of the Plan’s assets allocable to the Account as the assets are converted to cash after taking into consideration all prior withdrawals and/or distributions and the allocation of all contributions to which the Participant is entitled.

(c)          Payment Of Distributions.  No distribution will be made on or after a Participant’s termination of employment with the Employer unless the Participant consents to the distribution in accordance with the Plan procedures, including those described in

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(1)           Notice.  The Plan Administrator will provide to each Participant, no less than 30 days and no more than 180 days prior to the commencement of benefit payments (or, in the discretion of the Plan Administrator, the annuity starting date), a written explanation of the material features and relative values of the optional forms of benefit under the Plan, and his right (if any) to defer receipt of the distribution.  A Participant may elect to commence his distribution in less than 30 days (if administratively practicable) from the date he is provided with the explanation if he is informed of his right to the 30-day period.

(2)           Time Of Consent.  A Participant’s consent to a distribution must not be made before he receives the notice under (1) above and must not be made more than 180 days before benefit payments commence (or, in the discretion of the Plan Administrator, the annuity starting date).  This requirement will be deemed to be satisfied with respect to any setoff of a Participant loan against the Participant’s Account if the Participant agreed to use his Account as security for the loan.

(3)           Latest Date Distributions May Begin.  The payment of a Participant’s distribution will begin as soon as administratively practicable after the earlier of:  (A) the date the Plan receives a Participant’s proper elects to receive a distribution under (2) above; or (B) the Participant’s Required Beginning Date.

(d)          Restrictions Withdrawals And Distributions Of Section 401(k) Accounts.  Notwithstanding any contrary Plan provision, a Participant’s Section 401(k) Account will not be withdrawn or distributed earlier than the occurrence of one of the following events.

(1)           The Participant’s severance from employment (within the meaning of Code §401(k)(2)(B)(i)(I));

(2)           The Participant’s death;

(3)           Termination of the Plan without the establishment or maintenance of another defined contribution plan other than:  (A) an employee stock ownership plan (as defined in Code §§4975(e)(7) or 409(a)); (B) a simplified employee pension (as defined in Code §408(k)); (C) a SIMPLE IRA plan (as defined in Code §408(p)); (D) a plan or contract that satisfies the requirements of Code §403(b); or (E) a plan described in Code §457(b)).

(4)           To the extent otherwise provided in Article 8.

8.3           Distributions Pursuant To A Qualified Domestic Relations Order.  If required by a qualified domestic relations order, an alternate payee’s benefit will be paid as soon as administratively practicable after the Plan Administrator’s receipt of the order, determination of its qualified status, and determination of the amount payable, even if a Participant is not eligible to receive an immediate distribution from the Plan.  The benefit will be paid to the alternate payee as soon as administratively practicable after the alternate payee elects to receive the benefits in accordance with the Plan’s procedures.

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8.4          Minimum Distribution Requirements.

(a)          General Rules.

(1)          Precedence.  The requirements of this Section will take precedence over any inconsistent provisions of the Plan.

(2)          Requirements Of Treasury Regulations Incorporated.  All distributions required under this Section will be determined and made in accordance with the Code §401(a)(9) Treasury Regulations, as interpreted by the Plan Administrator.

(3)          TEFRA Section 242(b)(2) Elections.  Notwithstanding the other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act.

(b)          Time And Manner Of Distribution.

(1)          Required Beginning Date.  The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(2)          Death Of Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than the following.

(A)           If a Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, distributions to the Surviving Spouse will begin by December 31st of the calendar year immediately following the calendar year in which the Participant died, or by December 31st of the calendar year in which the Participant would have attained age 70½, if later.

(B)           If a Participant’s Surviving Spouse is not the Participant’s sole Designated Beneficiary, distributions to the Designated Beneficiary will begin by December 31st of the calendar year immediately following the calendar year in which the Participant died.

(C)           If there is no Designated Beneficiary as of September 30th of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31st of the calendar year containing the 5th anniversary of the Participant’s death.

(D)           If a Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this paragraph (2) (other than (A) above), will apply as if the Surviving Spouse were the Participant.

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For purposes of this paragraph (2) and (d) below, unless (b)(2)(D) above applies, distributions are considered to begin on the Participant’s Required Beginning Date.  If (b)(2)(D) above applies, distributions are considered to begin on the date distributions are required to begin to the Surviving Spouse under (b)(2)(A) above.

(3)          Forms Of Distribution.  Unless a Participant’s interest is distributed in a single sum on or before his Required Beginning Date, as of the first distribution calendar year, distributions will be made in accordance with (c) and (d) below.

(c)          Required Minimum Distributions During Participant’s Lifetime.

(1)          Amount Of Required Minimum Distribution For Each Distribution Calendar Year.  During a Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of the following

(A)           The quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treas. Reg. §1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B)           If a Participant’s sole Designated Beneficiary for the distribution calendar year is the Participant’s spouse and the spouse is more than 10 years younger than the Participant, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Treas. Reg. §1.401(a)(9)-9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(2)          Lifetime Required Minimum Distributions Continue Through Year Of A Participant’s Death.  Required minimum distributions will be determined under this Paragraph (c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(d)          Required Minimum Distributions After A Participant’s Death.

(1)          Death On Or After The Date Distributions Begin.

(A)          Participant Is Survived By A Designated Beneficiary.  If a Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s Designated Beneficiary, determined as follows.

(i)           The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

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(ii)           If a Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining life expectancy of the Surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the Surviving Spouse’s age as of the spouse’s birthday in that year.  For distribution calendar years after the year of the Surviving Spouse’s death, the remaining life expectancy of the Surviving Spouse is calculated using the age of the Surviving Spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii)          If a Participant’s Surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)           No Designated Beneficiary.  If a Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30th of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)          Death Before The Date Distributions Begin.

(A)           Participant Is Survived By A Designated Beneficiary.  If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining life expectancy of the Participant’s Designated Beneficiary, determined as provided in (1) above.

(B)           No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30th of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31st of the calendar year containing the fifth anniversary of the Participant’s death.

(C)           Death Of A Surviving Spouse Before Distributions To The Surviving Spouse Are Required To Begin.  If the Participant dies before the date distributions begin, the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, and the Surviving Spouse dies before distributions are required to begin to the Surviving Spouse under (b)(2)(A) above, this Paragraph (2) will apply as if the Surviving Spouse were the Participant.

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(e)          Election To Allow Participants or Beneficiaries To Elect 5-Year Rule.

(1)           Election.  Participants or Beneficiaries may elect, on an individual basis, whether the 5-year rule or the life expectancy rule in (b)(2) and (d)(2) above applies to distributions after the death of the Participant who has a Designated Beneficiary.

(2)           Timing Of Election.  An election under (1) above must be made no later than the earlier of September 30th of the calendar year in which distributions would be required to begin under (b)(2) above, or by September 30th of the calendar year which contains the 5th anniversary of the Participant’s (or, if applicable, the Surviving Spouse’s) death.

(3)           Default Rule.  If neither the Participant nor Beneficiary makes an election under (1) above, distributions will be made in accordance with (b)(2) and (d)(2) above.

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9.

FORM OF PAYMENT TO PARTICIPANTS

9.1          General.

(a)          In-Service Withdrawals.

(1)           General.  Any in-service withdrawal to which a Participant is entitled will be paid in one or more lump sums, subject to (2) below.

(2)           Minimum Required Distributions.  If a Participant has reached his Required Beginning Date, and the Participant may elect to take his minimum required distributions in the form of installment payments calculated in accordance with Section 8.4.

(b)          Distributions Upon Termination Of Employment.

(1)           General.  The distribution to which a Participant is entitled upon termination of his employment with the Employer will be paid in a single sum

(2)           In-Kind Distributions.  A distribution described in (1) above may include in-kind distributions of the Cincinnati Financial Corporation common stock represented by units in the Cincinnati Financial Stock Fund allocated to a Participant’s Account.  However, cash will be distributed in lieu of fractional shares.

9.2           Direct Rollovers.  Notwithstanding any contrary Plan provision that would otherwise limit a Distributee’s election under this section, and subject to the exceptions permitted by the Code and applicable Treasury Regulations, a Distributee may elect, in accordance the Plan’s Procedures, to have all (or any portion) of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover provided the amount being rolled over equals or exceeds $200.

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10.

DEATH BENEFITS

10.1        Death Benefit.

(a)           Entitlement.  Upon the death of a Participant, his Beneficiary will be entitled to a benefit equal to:

(1)           the vested amount of the Participant’s Account at the cash value allocable to such Account as the Plan’s assets are converted to cash; plus

(2)           any vested contributions made by or on behalf of the Participant not yet credited to his Account; minus

(3)           any payments to and/or withdrawals by the Participant (or anyone else) not yet taken into account.

(b)           Payment Of Death Benefits.  Death benefits under (a) will be paid to the Participant’s Beneficiary in a single sum as soon as administratively practicable after the Participant or Beneficiary elects to receive such benefit by providing the Plan Administrator with the necessary documentation.  In all events, such death benefits will be distributed to a Participant’s Beneficiary in accordance with the provisions of Section 8.4.

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11.

ADMINISTRATION

11.1        Plan Administrator.

(a)          Named Fiduciary.  The Plan Administrator will be a “Named Fiduciary” for the Plan.

(b)          Responsibilities.  The Plan Administrator will discharge its responsibilities with respect to the Plan in accordance with the documents governing the Plan to the extent those documents are consistent with Title I of ERISA, as its interpreted by the Plan Administrator.

(c)          Powers.  In addition to the powers which are expressly provided by the Plan, the Plan Administrator will have the power and authority, in its sole discretion to control and administer the Plan, and will have all powers necessary to accomplish these purposes including, but not limited to the following:

(1)           the power to determine who is a Participant;

(2)           the power to determine allocations, balances, and vested percentages with respect to Participants’ Accounts;

(3)           the power to determine when, to whom, in what amount, and in what form distributions are to be made; and

(4)           the powers necessary, appropriate or desirable to enable it to perform its responsibilities.

11.2        Procedures For Delegation Of Duties.

(a)           Delegation.  The Plan Administrator may delegate certain fiduciary responsibilities under an arrangement pursuant to which it has the opportunity for periodic review of the delegate’s performance in a manner which is appropriate under the circumstances.

(b)           Advisors.  The Plan Administrator will have the right to employ persons or entities to render advice with regard to its Plan responsibilities.

(c)           Removal, Resignation, And Vacancies.  A person or entity to whom fiduciary responsibilities were delegated may be removed at any time, without cause, by the Plan Administrator, and may resign at any time upon giving prior notice to the Plan Administrator.  Vacancies created by removal, resignation, death or any other cause may be filled by the Plan Administrator, or those fiduciary responsibilities may be retained and/or re-delegated by the Plan Administrator.

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11.3        Miscellaneous Administration Provisions.

(a)           Administrative Expenses.  The Employer may pay the reasonable expenses of administering the Plan.  Expenses not paid by the Employer will be paid from the Plan’s assets.  No one who already receives full-time pay from the Employer may receive compensation from the Plan, except for the reimbursement of expenses properly incurred.

(b)           Indemnification.  The Employer may indemnify, through insurance or otherwise, the Plan’s fiduciaries against claims, losses, damages, expenses and liabilities arising from the performance of their Plan responsibilities.

(c)           Interpretations.  All interpretations of the Plan, questions of fact, and questions concerning the Plan’s administration and application, as determined by the Plan Administrator in its sole and absolute discretion, will be binding on all persons having an interest in the Plan.

(d)           Uniform And Non-Discriminatory Application.  All determinations and actions under the Plan will be uniformly and consistently applied in a non-discriminatory manner to all persons under similar circumstances.

(e)           Qualified Domestic Relations Order Procedures.  The Plan Administrator will establish reasonable procedures to determine the qualified status (under Code §414(p)) of domestic relations orders and to administer distributions under those qualified orders.

(f)           Elections.  An election, designation, request or revocation provided for in the Plan will be made in accordance with the Plan’s procedures and applicable laws and regulations, and will not become effective until it has been properly filed with the Plan Administrator.

(g)           Records.  The Plan Administrator will maintain the records and information necessary to properly perform its responsibilities with respect to the Plan.

(h)           Administration Consistent With ERISA And The Code.  The Plan is intended to comply with the provisions of ERISA and of the Code, and the Plan will be administered consistently with those provisions, as they are interpreted by the Plan Administrator.

(i)           Service In More Than One Fiduciary Capacity.  Any person or entity may serve in more than one fiduciary capacity for the Plan.

11.4        Claims And Appeals Procedure.

(a)           Initial Claims.  If a Participant’s (or Beneficiary’s) proper written request for Plan benefits (“Claim”) is denied, the Plan Administrator will provide to the claimant, within a reasonable time of not more than 90 days from receiving the Claim (unless extended another 90 days for special circumstances), adequate written notice which describes, among other things, the reasons for the denial.  The notice will be written in a manner intended to be understood by the claimant.

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(b)           Appeals.  If an initial Claim is denied, the claimant has 60 days from the date the denial was provided to appeal Claim in writing to the Plan Administrator.  If the claimant appeals the decision in writing within 60 days, the Plan Administrator will review the appeal and make a decision within a reasonable time of not more than 60 days of receiving the appeal (unless extended another 60 days for special circumstances, or unless the “regularly scheduled meeting” rule applies).  Adequate written notice of the decision on the appeal will be provided to the claimant.

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12.

AMENDMENT AND TERMINATION

12.1        Amendment And Termination.

(a)           Right To Amend Or Terminate.  The Company reserves the right to amend or terminate the Plan at any time, by action of the Plan Administrator, without consent of Participants, Beneficiaries, the Trustee (unless the amendment affects the Trustee’s rights, duties or responsibilities), or any other person, including, the right to make amendments effective retroactively, if necessary, to bring the Plan into compliance applicable laws and regulations.

(b)           Automatic Termination Of The Plan.  The Plan will automatically terminate upon the discontinuance or liquidation of all of the Employers’ business unless a successor business organization elects to continue the Plan.

(c)           Conditions On Amendments And Termination.

(1)           General.  No amendment to the Plan will be effective to the extent that it has the effect of reducing a Participant’s accrued benefit, except as permitted under Code §412(c)(7).

(2)           Changes In Vesting Schedule.  If the Plan’s vesting schedule is amended, each Participant with at least 3 Years of Service at the time of the amendment (or prior to the end of the election period described in this paragraph), may elect to have his vested percentage calculated under the Plan without regard to the amendment.  The period during which the election may be made will begin on the date the amendment is adopted and will end 60 days after the later of:

(A)           the date the amendment is adopted;

(B)           the date amendment becomes effective; or

(C)           the date on which the Participant is given written notice of the amendment.

12.2        Distribution Of Plan Assets Upon Plan Termination.  If the Plan is terminated, distributions and withdrawals will continue to be made in accordance with the Plan.  However, the Plan Administrator may automatically pay Participants’ Accounts to them on account of the Plan’s termination or distribute or transfer those Accounts in any manner permissible under the Code and ERISA, as interpreted by the Plan Administrator.  If there are unused forfeitures at the time the Plan terminates, they may be allocated to Participants’ accounts in a nondiscriminatory manner as determined by the Plan Administrator.

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13.

MISCELLANEOUS

13.1        Construction.

(a)           Article And Section References.  Except as otherwise indicated by the context, all references to Articles or Sections in the Plan refer to Articles or Sections of the Plan.  The titles are for convenience of reference only and the Plan will not be construed by reference to those titles.

(b)           Gender And Number.  Except when otherwise indicated by the context, the genders of pronouns and the singular and plural numbers of terms will be interchangeable.

13.2        Assignment Or Alienation Of Benefits.

(a)           General.  Except as provided in (b) below, Plan benefits may not be anticipated, assigned, alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process.

(b)           Qualified Domestic Relations Order.  Notwithstanding 13.1(a) above, benefits will be paid in accordance with the applicable requirements of any qualified domestic relations order (as defined in ERISA §206(d) or Code §414(p)).

13.3        Information.

(a)           Obligation To Provide Data.  Participants and Beneficiaries will provide to the Plan Administrator, Trustee, custodian or recordkeeper, the signatures, documents, evidence, or information as those parties consider necessary or desirable for the purpose of administering the Plan.

(b)           Mistakes Or Misstatements.  In the event of a mistake or a misstatement with respect to any information provided pursuant to (a) above, which has an effect on the amount of Plan benefits, or in the event of  a mistake or misstatement as to the amount of payments to be made under the Plan, the Plan Administrator will cause those amounts to be withheld or accelerated in a manner which helps ensure that proper benefits are paid from the Plan.

13.4        Employment Relationship.

(a)           No Enlargement Of Rights.  Except as otherwise provided by law or legally enforceable contract, the establishment of the Plan, any amendment of the Plan, participation in the Plan, or the payment of any benefits under the Plan, will not be construed as giving any person:  (1) legal or equitable claims or rights against the Employer or affiliates, or their officers, directors, or shareholders; or (2) the right to be retained in the employment of the Employer or any affiliate.

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(b)           Employer’s Rights.  The right of the Employer to discipline or discharge an employee will not be affected by reason of any of the provisions of the Plan.

13.5        Merger Or Transfer Of Plan Assets.  In the case of any merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan, each Participant in the Plan will (if the surviving plan terminated immediately after the merger, consolidation, or transfer) be entitled to receive a benefit which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).  The Plan will not transfer assets and liabilities to any other plan unless the Plan reasonably concludes that the transferee plan provides that transferred amounts may not be distributed before the times specified under applicable Treasury Regulations.

13.6        Incompetency Or Disability.

(a)           Each person to whom a distribution is payable under the Plan will be conclusively presumed to be mentally competent and not under a disability that renders him unable to care for his affairs, until the date on which the Plan Administrator receives a written notice, in a form and manner acceptable to the Plan Administrator, to the contrary.

(b)           Unless (c) below applies, upon receiving such a notice, the Plan Administrator may direct that any payment of a distribution due may be made: to the spouse, a child, a parent, a brother or sister of; or to any person determined by the Plan Administrator to have incurred expenses for; such person otherwise entitled to payment.  The Plan Administrator will not be required to look to the application of any such payment so made.

(c)           If such a notice indicates that a guardian, conservator, or other party legally vested with the care of the person or the estate of such person has been appointed by a court of competent jurisdiction, then any payment of a distribution due will be made to the same, provided that proper proof of his appointment and continuing qualification is provided in a form and manner acceptable to the Plan Administrator.  The Plan Administrator will not be required to look to the application of any such payment so made.

13.7        Restriction On Transfers.  The Plan will not accept the transfer of assets from another plan if such transfer would make the Plan subject to the joint and survivor annuity requirements of the Code or ERISA, as amended by the Retirement Equity Act of 1984.

13.8        Governing Law.  The Plan and all rights and duties under the Plan will be governed, construed and administered in accordance with the laws of Ohio, except as governed separately by or preempted by federal law.

13.9        Severability.  In case any provision of this Plan will be held illegal or invalid for any reason, such illegality or invalidity will not affect the remaining provisions of this Plan, and this Plan will be construed and interpreted as if such illegal or invalid provision had never been a part of it.

13-2

13.10      Electronic Media.  Notwithstanding any contrary Plan provision, the Plan Administrator may use telephonic or electronic media to satisfy any notice and consent requirements provided for in the Plan to the extent permissible under ERISA, the Code, applicable regulations, or any other generally applicable guidance.

13-3

IN WITNESS WHEREOF, the following have caused the Plan to be executed this 28 day of August 2008.

CINCINNATI FINANCIAL CORPORATION

By:	/s/ Steven J. Johnston
Steven J. Johnston, Chairman

FIRST AMENDMENT TO THE
CINCINNATI FINANCIAL CORPORATION
TAX-QUALIFIED SAVINGS PLAN
[AS AMENDED AND RESTATED EFFECTIVE SEPTEMBER 1, 2008]

Pursuant to the authority granted under Section 12.1 of the Cincinnati Financial Corporation Tax-Qualified Savings Plan (the “Plan”), Cincinnati Financial Corporation, acting through the Cincinnati Financial Corporation Employee Benefits Committee (the “Committee”) which is the Plan Administrator, hereby amends and revises the Plan as follows effective January 1, 2009.

1.           The definition of “Employment Anniversary Date” in Article 2 is revised to read as follows to clarify the Plan’s provisions and the applicable sections are renumbered accordingly.

“Anniversary Date” means the first payday in the first Plan Year immediately following the first anniversary of the date of a Participant’s initial salary reduction contributions described in Section 4.1(a)(2)(A).

2.           Section 4.1(a)(2)(B) is revised to read as follows to clarify the Plan’s provisions.

(B)           Annual Contribution Increases.  Effective as of a Participant’s Anniversary Date, the Employer will automatically increase by 1% the amount by which it is reducing the Participant’s Compensation under (A) above.  Effective for the first payday in each succeeding Plan Year, the Employer will automatically increase by 1% the amount by which it is reducing the Participant’s Compensation under (A) above.  No further automatic increases will occur under this paragraph (B) once a Participant’s salary reduction percentage is equal to 6% of his Compensation.

3.           Section 8.1(b) is amended to read as follows.

(b)           In-Service Withdrawals Of Rollover Contributions.  During his employment with the Employer, a Participant may take withdrawals from his Rollover Contribution Account.

Executed on behalf of the Committee on September 7, 2009.

By:	/s/ Steven J. Johnston
Steven J. Johnston, Chairman
Cincinnati Financial Corporation Employee Benefits Committee

SECOND AMENDMENT TO THE
CINCINNATI FINANCIAL CORPORATION
TAX-QUALIFIED SAVINGS PLAN
[AS AMENDED AND RESTATED EFFECTIVE SEPTEMBER 1, 2008]

Pursuant to the authority granted under Section 12.1 of the Cincinnati Financial Corporation Tax-Qualified Savings Plan (the “Plan”), Cincinnati Financial Corporation, acting through the Cincinnati Financial Corporation Employee Benefits Committee (the “Committee”) which is the Plan Administrator, hereby amends the Plan as follows.

1.           Effective January 1, 2010, the phrase “CinFin Capital Management Company bonus” is replaced with “incentive compensation bonus” in the definitions of “Bonuses” and “Compensation” in Article 2.

2.           Effective January 1, 2010, “CinFin Capital Management Company” is removed from the definition of “Employer” in Article 2.3. Effective January 1, 2007, Section 8.2(c) is amended to read as follows:

3.           Effective January 1, 2007, Section 8.2(c) is amended to read as follows:

(c)          Payment of Distributions.  Subject to (3) below, no distribution will be made on or after a Participant’s termination of employment with the Employer unless the Participant consents to the distribution in accordance with the Plan’s procedures.

(a)           Notice.  The Plan Administrator will provide to each Participant, no less than 30 days and no more than 180 days prior to the commencement of benefit payments (or, in the discretion of the Plan Administrator, the annuity starting date), a written explanation of the material features and relative values of the optional forms of benefit under the Plan, and his right (if any) to defer receipt of the distribution, including a description of the consequences of failing to defer such receipt.  A Participant may elect to commence his distribution in less than 30 days (if administratively practicable) from the date he is provided with the explanation if he is informed of his right to the 30-day period.

(b)           Time Of Consent.  A Participant’s consent to a distribution must not be made before he receives the notice under (1) above and must not be made more than 180 days before benefit payments commence (or, in the discretion of the Plan Administrator, the annuity starting date).  This requirement will be deemed to be satisfied with respect to any setoff of a Participant loan against the Participant’s Account if the Participant agreed to use his Account as security for the loan.

Latest Date Distributions May Begin.  The payment of a

(a)         Participant’s distribution will begin no later than:  (A) as soon as administratively practicable after the Participant elects to receive a distribution under (2) above; or (B) the Participant’s Required Beginning Date.

Executed on behalf of the Committee on December 22, 2009.

By:	/s/ Steven J. Johnston
Steven J. Johnston, Chairman
Cincinnati Financial Corporation Employee Benefits Committee

THIRD AMENDMENT TO THE
CINCINNATI FINANCIAL CORPORATION
TAX-QUALIFIED SAVINGS PLAN
[AS AMENDED AND RESTATED EFFECTIVE SEPTEMBER 1, 2008]

Pursuant to the authority granted under Section 12.1 of the Cincinnati Financial Corporation Tax-Qualified Savings Plan (the “Plan”), Cincinnati Financial Corporation, acting through the Cincinnati Financial Corporation Employee Benefits Committee (the “Committee”) which is the Plan Administrator, hereby amends the Plan as follows.

1.	Section 2.3(b) is amended to read as follows:

(b)           Aggregation.  If the Plan satisfies the requirements of Code §§401(m), 401(a)(4) or 410(b) only if aggregated with other plans, or if other plans satisfy the requirements only if aggregated with the Plan, then the other plans will be aggregated with the Plan for purposes of computing Actual Contribution Percentages and for determining whether the nondiscrimination rules of Section 4.2(d) are satisfied.  Plans may be aggregated only if they have the same plan year and testing method.

2.	Section 2.4(b) is amended to read as follows:
4.
(b)           Aggregation.  If the Plan satisfies the requirements of Code §§401(k), 401(a)(4) or 410(b) only if aggregated with other plans, or if other plans satisfy the requirements only if aggregated with the Plan, then the other plans will be aggregated with the Plan for purposes of computing Actual Deferral Percentages and for determining whether the nondiscrimination rules of Section 4.1(c) are satisfied in accordance with applicable law and regulations.  Plans may be aggregated only if they have the same plan year and testing method.

3.	Section 4.1(c)(1) is amended to read as follows:

(a)           Current Year Testing.  The Actual Deferral Percentage for any Plan Year for Participants who are Highly Compensated Employees eligible to make Section 401(k) contributions will not exceed the greater of:

(1)          1.25 times the Actual Deferral Percentage for the current Plan Year for Participants who were Nonhighly Compensated Employees for the current Plan Year; or

(2)          2 times the Actual Deferral Percentage for the current Plan Year for Participants who were Nonhighly Compensated Employees for the current Plan Year, provided the Highly Compensated Employee Actual Deferral Percentage does not exceed the Nonhighly Compensated Employee Actual Deferral Percentage for the current Plan Year by more than 2 percentage points.

4.	Section 4.2(d)(1) is amended to read as follows:

(b)           Current Year Testing.  The Actual Contribution Percentage for a Plan Year for Participants who are Highly Compensated Employees may not exceed the greater of:

(1)          1.25 times the Actual Contribution Percentage for the current Plan Year for Participants who were Nonhighly Compensated Employees for the current Plan Year; and

(2)          2 times the Actual Contribution Percentage for the current year for Participants who were Nonhighly Compensated Employees for the current Plan Year, provided the Highly Compensated Employee Actual Contribution Percentage does not exceed the Nonhighly Compensated Employee Actual Contribution Percentage for the current Plan Year by more than 2 percentage points.

This amendment is executed on behalf of the Committee to be effective for the 2009 Plan Year beginning on January 1, 2009.

By:	/s/ Steven J. Johnston
Steven J. Johnston, Chairman
Cincinnati Financial Corporation Employee Benefits Committee

FOURTH AMENDMENT TO THE
CINCINNATI FINANCIAL CORPORATION
TAX-QUALIFIED SAVINGS PLAN
[AS AMENDED AND RESTATED EFFECTIVE SEPTEMBER 1, 2008]

Pursuant to the authority granted under Section 12.1 of the Cincinnati Financial Corporation Tax-Qualified Savings Plan (the “Plan”), Cincinnati Financial Corporation, acting through the Cincinnati Financial Corporation Employee Benefits Committee (the “Committee”), hereby amends the Plan, effective as indicated below.

1.            Section 2.1(d) is amended to read as follows effective January 1, 2011:

(d)           Rollover Contribution Account (which may be made-up of subaccounts to reflect Roth and pre-tax contributions rolled into the Plan).

2.            Section 2.1 is amended to add Paragraph (e) which reads as follows effective January 1, 2011:

(e)           Roth 401(k) Contribution Account.

3.            Article 2 is amended to add Section 2.2A which reads as follows effective January 1, 2011:

2.2A           “Active Duty” means the period from the date of a Qualified Reservist’s order, or call, to active duty to the end of his active duty.

4.            Section 2.3 is amended to read as follows effective January 1, 2011:

2.3           “Actual Contribution Percentage” or “ACP” means for a group of Participants for a Plan Year, the average of the ratios in (a) below calculated separately for each Employee in the group, subject to (b) through (d) below.

(a)           Ratio.

(1)           The contributions described in (d) below that are made to the Plan on behalf of Participants for a Plan Year; to

(2)           The Participant’s Compensation for the Plan Year.

(b)           Aggregation.  If the Plan satisfies the requirements of Code §§401(m), 401(a)(4) or 410(b) only if aggregated with other plans, or if other plans satisfy the requirements only if aggregated with the Plan, then the other plans will be aggregated with the Plan for purposes of computing Actual Contribution Percentages and for determining whether the nondiscrimination rules of Section 4.2(d) are satisfied.  Any adjustments to the Actual Contribution Percentage for Nonhighly Compensated Employees will be made in accordance with Treasury Regulations and any applicable guidance.  Plans may be aggregated only if they have the same plan year and testing method.

(c)           Other Plans.  For purposes of computing the ratio under (a) above for a Highly Compensated Employee, all of the Employer’s (and Affiliates’) Code §401(a) and Code §401(k) plans in which the Highly Compensated Employee participates are treated as one plan.

(d)           Contributions Included For Purposes Of The ACP Ratio.  For purposes of calculating the ratio described in (a) above, the following contributions will be included.

(1)           In accordance with Treas. Reg. §1.401(m)-2(a)(5), Matching Contributions other than those:  (A) made pursuant to Section 4.7 in connection with a USERRA make-up contribution; (B) forfeited in accordance with Section 6.2; and (C) used to satisfy the ADP test under Section 4.1(c).

(2)           Any other contributions designated by the Employer (including qualified non-elective contributions, Section 401(k) Contributions and Roth 401(k) Contributions) to be included in the ratio to the extent legally permissible.

5.             Section 2.4 is amended to read as follows effective January 1, 2011:

2.4           “Actual Deferral Percentage” or “ADP” means, for a group of Participants for a Plan Year, the average of the ratios described in (a) below calculated separately for each Employee in the group, subject to (b) through (d) below.

(a)          Ratio.

(1)           The contributions described in (d) below that are made to the Plan on behalf of Participants for a Plan Year; to

(2)           The Participant’s Compensation for the Plan Year.

(b)           Aggregation.  If the Plan satisfies the requirements of Code §§401(k), 401(a)(4) or 410(b) only if aggregated with other plans, or if other plans satisfy the requirements only if aggregated with the Plan, then the other plans will be aggregated with the Plan for purposes of computing Actual Deferral Percentages and for determining whether the nondiscrimination rules of Section 4.1(c) are satisfied in accordance with applicable law and regulations.  Any adjustments to the Actual Deferral Percentage for Nonhighly Compensated Employees will be made in accordance with Treasury Regulations and any applicable guidance.  Plans may be aggregated only if they have the same plan year and testing method.

(c)           Other Plans.  For purposes of computing the ratio under (a) above for a Highly Compensated Employee, all of the Employer’s (and Affiliates’) 401(k) plans in which the Highly Compensated Employee participates are treated as one plan.  If the other plans have different plan years, this provision will be applied by treating all the other plans ending with or within the same calendar year as a single plan.

(d)           Contributions Included For Purposes Of The ADP Ratio.  For purposes of calculating the ratio described in (a) above, the following contributions will be included.

(1)           Section 401(k) Contributions, other than:  (A) Catch-Up Contributions; (B) USERRA make-up contributions made pursuant to Section 4.7; (C) automatic Section 401(k) Contributions withdrawn under Section 8.1(c); and (D) Section 401(k) Contributions that were used to satisfy the limitation described in Section 4.2(d).

(2)           Roth 401(k) Contributions, other than:  (A) Catch-Up Contributions; (B) USERRA make-up contributions made pursuant to Section 4.7; and (C) Roth 401(k) Contributions that were used to satisfy the limitation described in Section 4.2(d).

(3)           Qualified non-elective contributions, to the extent not used to satisfy the limitation described in Section 4.2(d).

(4)           Distributions of excess deferrals in accordance with applicable Treasury Regulations.

(5)           Any other contributions designated by the Employer to be included in the ratio to the extent legally permissible.

6.             Effective January 1, 2011, Article 2 is amended to add Section 2.10A which reads as follows, and all references to “catch-up contributions” in the Plan document shall be capitalized where indicated by the context:

2.10A           “Catch-Up Contributions” mean the following contributions.

(a)           General.  “Catch-Up Contributions” mean Section 401(k) Contributions, and Roth 401(k) Contributions, made by a Catch-Up Eligible Participant that exceed one of the limits described in (1) through (3) below.

(1)           A statutory limit on Section 401(k) Contributions, Roth 401(k) Contributions or Annual Additions required by Code §§401(a)(30), 402(h) and 415(c).

(2)           Employer- or Plan-imposed limits other than those described in (1) above.

(3)           The ADP test limit described in Section 4.1(c) that would otherwise cause Excess Aggregate Contributions to be distributed to a Catch-Up Eligible Participant who is a Highly Compensated Employee. Catch-Up Contributions for a Participant’s tax year may not exceed any limitations imposed by Code §414(v).

(b)           Exempt From Certain Limitations.  Catch-Up Contributions will not cause the Plan to violate, and are not subject to, the following limitations:  (1) Plan- or Employer-imposed limits on Section 401(k) Contributions and Roth 401(k) Contributions, except to the extent required to allow the Employer to withhold payroll taxes from a Participant’s Compensation; and (2) limitations under Code §§401(a)(4), 401(k)(3), 402(g), 410(b), 415 or 416.

7.             Section 2.15(d) is amended to read as follows effective January 1, 2011:

(d)           Impact Of Code §§415 And 401(a)(17) On Section 401(k) Contributions And Roth 401(k) Contributions.

(1)           Code §415.  A Participant may not make Section 401(k) Contributions, and/or Roth 401(k) Contributions, with respect to amounts that are not considered compensation under Code §415.

(2)           Code §401(a)(17).  A Participant may not make Section 401(k) Contributions and/or Roth 401(k) Contributions, with respect to Compensation for a Plan Year that exceeds the annual compensation limit of Code §401(a)(17).  This limitation is applied on an annual basis at the end of each Plan Year.  A Participant may continue making Section 401(k) Contributions, and/or Roth 401(k) Contributions, after his Compensation reaches the annual Code §401(a)(17) limit during a Plan Year as long as he has not reached the limitation described in Section 4.1(c) or any other applicable Code or Plan limitations.  A Participant’s Section 401(k) Contribution, and/or Roth 401(k) Contribution, election is automatically revised (to the extent necessary) to reflect the specific dollar amount he intended to contribute as Section 401(k) Contributions, and/or Roth 401(k) Contributions, for the Plan Year (if that amount can reasonably be determined by the Plan Administrator), subject to the limitation described in Section 4.1(c) or any other applicable Code  or Plan limitation.

8.             Section 2.15 is amended to add Paragraph (g) which reads as follows effective January 1, 2011:

(g)           USERRA Contributions.  For purposes of contributions made pursuant to Section 4.7, Compensation during a Participant’s period of qualified military service is determined in accordance with Code §414(u) and other applicable guidance.

9.             Section 2.26 is amended to read as follows effective January 1, 2011:

2.26           “Eligible Retirement Plan” means, with respect to a Distributee who is an Employee or former Employee, a Surviving Spouse, or an Employee’s or former Employee’s spouse or former spouse who is an alternate payee under a qualified domestic relations order, an individual retirement account described in Code §408(a), a Roth individual retirement account as described in Code §408A, an individual retirement annuity described in Code §408(b), an annuity plan described in Code §403(a), a qualified trust described in Code §401(a), an annuity contract described in Code §403(b), or an eligible plan under Code §457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, that accepts the Distributee’s Eligible Rollover Distribution and agrees to separately account for amounts transferred into such plan from the Plan.  With respect to Distributees not described in the first sentence, an Eligible Retirement Plan means an individual retirement account described in Code §408(a), or an individual retirement annuity (other than an endowment contract) described in Code §408(b).  To the extent a Distributee not described in the first sentence of this definition elects to make a direct rollover, the individual retirement account or annuity will be treated as an inherited individual retirement account or annuity (within the meaning of Code §408(d)(3)(C)), and Code §401(a)(9)(B), other than clause (iv), will apply to that account or annuity.

10.           Article 2 is amended to add Section 2.32A which reads as follows effective January 1, 2010:

2.32A           “EPCRS” means the Internal Revenue Service’ Employee Plans Compliance Resolution System and any successor programs.

11.           Effective January 1, 2011, Article 2 is amended to add Section 2.42A which reads as follows, and all references to “matching contributions” in the Plan document shall be capitalized where indicated by the context:

2.42A           “Matching Contributions” mean Employer contributions made to the Plan under Section 4.2 on account of a Participant’s Section 401(k) Section Contributions (other than Catch-Up Contributions) and Roth 401(k) Contributions.

12.           Article 2 is amended to add Section 2.56A which reads as follows effective January 1, 2011:

2.56A           “Qualified Reservist” means a Participant who is a member of a reserve component (as defined in 37 U.S.C. 101) and who is ordered, or called, to Active Duty for a period of more than 179 days or for an indefinite period.

13.           Article 2 is amended to add Section 2.61A which reads as follows effective January 1, 2011:

2.61A           “Roth 401(k) Contributions” mean the Participant salary reduction contributions made under Section 4.1A (as indicated by the context) which are included in the Participant’s income when made to the Plan.

14.           Article 2 is amended to add Section 2.61B which reads as follows effective January 1, 2011:

2.61B           “Roth 401(k) Contribution Account” mean the separate portion of a Participant’s Account that reflects:  (a) his Roth 401(k) Contributions; (b) applicable Catch-Up Contributions; and (c) adjustments made in accordance with Article 7.

15.           Section 2.63 is amended to read as follows effective January 1, 2011:

2.63           “Section 401(k) Account” means the separate portion of a Participant’s Account that reflects:  (a) his Section 401(k) Contributions; (b) applicable Catch-Up Contributions; and (c) adjustments made in accordance with Article 7.  A Section 401(k) Account may also include a Qualified Nonelective Contribution Subaccount.

16.           Article 2 is amended to add Section 2.63A which reads as follows effective January 1, 2011:

2.63A           “Section 401(k) Contributions” mean the following Participant pre-tax salary reduction contributions (as indicated by the context) made under Section 4.1:  (a) affirmatively elected Section 401(k) Contributions, which include Catch-Up Contributions and USERRA make-up Section 401(k) Contributions; (b) automatic Section 401(k) Contributions; and (c) contributions made pursuant to the Plan’s evergreen election provision in Section 4.1(a)(1)(C).

17.           Section 2.64(a)(1) is amended to read as follows effective January 1, 2009:

(1)           Wages, salaries, fees for professional services, differential wage payments (as defined in Code §3401(h)(2)), and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer, to the extent that the amounts are includible in gross income (or to the extent amounts would have been received and includible in gross income but for an election under Code §§125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b) and without regard to the exclusions from gross income under Code §§872, 893, 894, 911, 931, and 933).

18.           Article 2 is amended to add Section 2.71A which reads as follows effective January 1, 2011:

2.71A           “USERRA” means the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended.

19.           Article 2 is amended to add Section 2.71B which reads as follows effective January 1, 2010:

2.71B           “VCP” means the Department of Labor’s Voluntary Fiduciary Correction Program and successor programs.

20.           Section 4.1(a)(2)(A) is amended to read as follows effective January 1, 2011:

(A)           Initial Contributions.  The Employer will automatically reduce the Compensation of an Eligible Employee when he becomes a Participant by 3% and contribute those amounts to the Plan as Section 401(k) Contributions (not as Roth 401(k) Contributions) unless the Participant makes an election under (D) below.

21.           Section 4.1(a)(6) is amended to read as follows effective January 1, 2011:

(6)           Effect Of Hardship Withdrawals And Heroes Act Withdrawals.

(A)           Contributions Cease.  If a Participant takes a hardship withdrawal under Section 8.1(a), or a Heroes Act withdrawal under Section 8.1(e), his Section 401(k) Contributions and Catch-Up Contributions will immediately cease.  The cessation of a Participant’s automatic salary reduction contributions in connection with a hardship withdrawal is not considered an election under (2)(D) above.

(B)           Recommencement Of Contributions.

(i)           Affirmatively Elected Contributions.  A Participant’s Section 401(k) Contributions and Catch-Up Contributions may not again begin for at least 6 months after the date he received the hardship withdrawal.

(ii)           Automatic Contributions.  A Participant’s automatic Section 401(k) Contributions will  automatically recommence as soon as administratively practicable following the date which is 6 months after the Participant’s receipt of the hardship withdrawal.

22.           Section 4.1(a)(8) is amended to read as follows effective January 1, 2011:

(8)           Plan Procedures.  A Participant may only enter into, modify, or terminate a Section 401(k) Contribution election in accordance with the Plan’s procedures, including any maximum and/or minimum limits on the amount of a Participant’s Compensation that may be contributed to the Plan as Section 401(k) Contributions.  A Participant may not retroactively elect to make Section 401(k) Contributions to the Plan unless permitted by the Code or in accordance with Section 11.2A.  The Plan Administrator may require, or allow, a Highly Compensated Employee to reduce his Section 401(k) Contribution election to the extent the Plan Administrator reasonably anticipates that without the reduction, Code or Plan limitations would be exceeded.  Participants’ Section 401(k) Contribution elections will become effective as soon as practicable.

23.           Section 4.1(c) is amended to read as follows effective January 1, 2011:

(c)           Limitations On Section 401(k) Contributions And Roth 401(k) Contributions.

(1)           Code §402(g) Annual Limit.

(A)         Limitation.

(i)           General.  Subject to (ii) below, a Participant’s Compensation for a calendar year may not be reduced under this Section 4.1 (and under all plans allowing elective deferrals under Code §402(g)(3)) in an amount greater than the Code §402(g) limit for the year.  However, Catch-Up Contributions are not subject to this limitation.

(ii)           USERRA Make-Up Contributions.  With respect to USERRA make-up Section 401(k) Contributions and/or make-up Roth 401(k) Contributions, a Participant’s Compensation for a calendar year may not be reduced under this Section 4.1 (and under all plans allowing elective deferrals under Code §402(g)(3)) in an amount greater than the Code §402(g) limit for the year to which the USERRA contributions relate.

(B)           Exceeding The Limitation.

(i)           General.  If a Participant exceeds the Code §402(g) limitation for a tax year, he may elect to receive a distribution from his Section 401(k) Account, and/or his Roth 401(k) Contribution Account, in an amount determined as follows to the extent the excess deferrals cannot be characterized as Catch-Up Contributions:

(I)           the lesser of:  (a) the amount includable in his gross income under Code §402(g) for the tax year; or (b) the amount of his Section 401(k) Contributions for the tax year, minus;

(II)          a previous distribution under (2)(B)(iii) below to a Participant (or recharacterization) for the Plan Year beginning with or within the Participant’s tax year, plus (or minus);

(III)         the income (or loss) allocable to the amount calculated under (I) and (II) above will be determined in accordance with Treasury Regulations under any reasonable method used consistently for all Participants and for all corrective distributions under this Paragraph (B) for a Plan Year.

(C)          Allocation Of The Excess Between Accounts For Distribution.  If a Participant made both Section 401(k) Contributions and Roth 401(k) Contributions for a Plan Year, the Plan Administrator (or if permitted by the Plan Administrator, the Participant) will determine the extent to which a corrective distribution will come from the Participant’s Section 401(k) Account and/or Roth 401(k) Contribution Account (including whether earnings and/or Roth deferrals will be distributed).

(D)          Plan Procedures.  An election under (B) above must be made in accordance with the Plan’s procedures and will be effective only if received by the Plan Administrator no later than the first March 1st following the close of the Participant’s taxable year to which the election relates.

(E)          Distribution.  Notwithstanding any contrary Plan provision, the amount determined under (B) above, if properly elected under (D) above, will be paid to the Participant as a lump sum no later than the first April 15th following the close of the Participant’s taxable year to which the election relates.

(F)          Related Matching Contributions.  A Participant’s Matching Contributions that relate to excess deferrals that are distributed under (E) above will be immediately forfeited.

(2)           ADP Test.  The Plan uses the “current year” testing method, in accordance with Code §401(k)(3)(A), to determine if it satisfies the following limitation for a Plan Year.

(A)         Limitation.  The Actual Deferral Percentage for any Plan Year for Participants who are Highly Compensated Employees eligible to make Section 401(k) Contributions, and/or Roth 401(k) Contributions, will not exceed the greater of:

(i)           1.25 times the Actual Deferral Percentage for the Plan Year for Participants who were Nonhighly Compensated Employees for the Plan Year; or

(ii)           2 times the Actual Deferral Percentage for the Plan Year for Participants who were Nonhighly Compensated Employees for the Plan Year, as long as the Highly Compensated Employee Actual Deferral Percentage does not exceed the Nonhighly Compensated Employee Actual Deferral Percentage for the Plan Year by more than 2 percentage points.

(B)          Exceeding The Limitation.

(i)           General.  If the Actual Deferral Percentage for a Plan Year for Participants who are Highly Compensated Employees exceeds the maximum amount allowable under (A) above, the Plan Administrator will determine the amount of Excess Contributions to be distributed in accordance with the Code and applicable Treasury Regulations.

(ii)           Required Distributees.  Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of contributions taken into account in calculating the Actual Deferral Percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of contributions and continuing in descending order until all Excess Contributions have been allocated.  For purposes of the preceding sentence, the “largest amount” is determined after distribution of any Excess Contributions.

(iii)        Distribution.  Subject to (v) below, the Plan Administrator will distribute to each Highly Compensated Employee specified in (ii) above from his Section 401(k) Account, and/or Roth 401(k) Contribution Account, the amount determined as follows:

(I)           the amount (if any) determined under (A) above, plus (or minus);

(II)          the income (or loss) allocable to the amount determined under (I) above determined by the Plan Administrator in accordance with Treasury Regulations under any reasonable method used consistently for all Participants and for all corrective distributions under this Paragraph (iii) for the Plan Year, minus;

(III)        a distribution (under (1)(E) above) for the Plan Year.

Notwithstanding any contrary Plan provision, the Plan Administrator will distribute the amount determined above as a lump sum no later than the last day of the following Plan Year.  However, the Employer will be subject to a 10% excise tax under Code §4979 if the distributions are not made within the first 6 months of the following Plan Year.

(iv)        Allocation Of The Excess Between Accounts For Distribution.  If a Participant made both Section 401(k) Contributions and Roth 401(k) Contributions for a Plan Year, the Plan Administrator (or if permitted by the Plan Administrator, the Participant) will determine the extent to which a corrective distribution will come from the Participant’s Section 401(k) Account, and/or Roth 401(k) Contribution Account (including whether earnings and/or Roth deferrals will be distributed).  The Plan Administrator will determine the extent to which amounts from a Participant’s Qualified Non-Elective Contribution Account will be included in a corrective distribution.

(v)         Catch-Up Contributions.  If a Catch-Up Eligible Participant is required to receive a distribution of Excess Contributions under (iii) above, the Plan Administrator will instead re-characterize the Excess Contribution (plus allocable income) as a Catch-Up Contribution for the Participant to the extent permitted under Code §414(v).  The re-characterized contribution will be treated as if it were distributed under (iii) above for purposes of determining whether the Plan satisfies (A) above.

(vi)        Related Matching Contributions.  Matching Contributions which relate to Excess Contributions that are either distributed under (iii) above, or re-characterized under (v) above, will be immediately forfeited.

(vii)       Other Methods.  The Plan Administrator may use any other method to avoid violations of (A) above that are permitted under the Code and applicable Treasury Regulations.

(3)         Special Rules For Early Participation (The Otherwise Excludable Employee Test).  If the Employer elects to apply the special rule of Code §410(b)(4)(B) when determining whether the Plan’s Section 401(k) Contribution and Roth 401(k) Contribution features satisfy the Code §410(b)(1) coverage rules, then the following special rules apply:

(A)           For testing purposes, the Plan will be treated as two separate plans:  (i) one benefiting Eligible Employees who satisfied the Plan’s lower age and service conditions, but who did not satisfy the greatest age and service conditions permitted by Code §410(a) (“Component Plan A”); and (ii) one benefiting Eligible Employees who satisfied the greatest age and service conditions permitted by Code §410(a) (“Component Plan B”);

(B)           The test will be applied separately to Component Plan A and Component Plan B.  As such, the Actual Deferral Percentages and Actual Contribution Percentages will be determined separately for each Component Plan;

(C)           In lieu of the testing as described in (B) above, the Employer may choose to only apply the test to Component Plan B, as long as Highly Compensated Employees in that Component Plan are included in the Actual Deferral Percentage and testing of Component Plan B; and

(D)           This testing will be performed in accordance with the Code and applicable Treasury Regulations.

(4)         Plan Disaggregation.  If the Plan is required to be treated as two or more separate plans for Code §401(k) testing purposes, the Plan Administrator will apply the testing separately to the plans as the Plan Administrator determines.  This provision will be administered in accordance with the Code  and applicable Treasury Regulations.

24.          Article 4 is amended to add Section 4.1A which reads as follows effective January 1, 2011:

4.1A       Roth 401(k) Contributions.

(a)         Affirmative Elections.

(1)           Election.  A Participant who is an Eligible Employee may irrevocably designate (at the time he makes his deferral election) as Roth 401(k) Contributions (or USERRA make-up Roth 401(k) Contributions) under Code §402A that will be made to the Plan instead of all (or a portion of) the Section 401(k) Contributions he is otherwise eligible to make to the Plan.  Participant elections must be made in accordance with (f) below.

(2)           Election Changes.  In accordance with (f) below, a Participant may elect to modify the percentage by which the Employer is reducing his Compensation under (1) above.

(3)           Evergreen Election.  A Participant’s elections under (1) or (2) above continue until he affirmatively elects to revoke or revise those elections (In accordance with (f) below), or unless otherwise provided by the Plan Administrator.

(b)         USERRA Make-Up Roth Contributions.  In accordance with (f) below, an eligible Participant may to elect make USERRA make-up Roth 401(k) Contributions pursuant to Section 4.7.

(c)          Modified Definition Of Compensation.  For purposes of a Participant’s Roth 401(k) Contributions, Compensation will be modified as described in Section 2.15(d).

(d)         Effect Of Hardship Withdrawals And Heroes Act Withdrawals.

(1)           Roth 401(k) Contributions Cease.  If a Participant takes a hardship withdrawal under Section 8.1(a), or a Heroes Act withdrawal under Section 8.1(e), his Roth 401(k) Contributions will immediately cease.

(2)           Recommencement Of Roth 401(k) Contributions.  The Roth 401(k) Contributions that a Participant elected to make under (a) and/or (b) above may not again begin for at least 6 months after the date he received a hardship withdrawal or Heroes Act withdrawal.  If a Participant wants to again make Roth 401(k) Contributions following a suspension, he must make an affirmative election in accordance with (a)(1) above.

(e)          Contributions To The Plan.  Subject to the limits described in the Plan, the Employer will reduce a Participant’s Compensation in accordance with this section and will contribute that amount to the Participant’s Roth 401(k) Contribution Account.  The contributions will be made as soon as the Employer can reasonably segregate them, but not later than the 15th business day of the month following the month in which those amounts would have otherwise been payable to a Participant.

(f)         Plan Procedures.  A Participant may only enter into, modify, or terminate a Roth 401(k) Contribution election in accordance with the Plan’s procedures, including any maximum and/or minimum limits on the amount of a Participant’s Compensation that may be contributed to the Plan as a Roth 401(k) Contribution.  A Participant may not retroactively elect to make Roth 401(k) Contributions to the Plan unless permitted by the Code or in accordance with Section 11.2A.  The Plan Administrator may require, or allow, a Highly Compensated Employee to reduce his Roth 401(k) Contribution election to the extent the Plan Administrator reasonably anticipates that without the reduction, Code or Plan limitations would be exceeded.  Participants’ Roth 401(k) Contribution elections will become effective as soon as practicable.

(g)          Limitations On Roth 401(k) Contributions And Nondiscrimination Testing.  The limitations described in Section 4.1(c) apply to Participants’ Roth 401(k) Contributions.

25.         Section 4.2(a) is amended to read as follows effective January 1, 2011:

(a)         Allocation Of Matching Contributions.

(1)           Contributions Are Discretionary.  For a Plan Year, the Employer may, in its discretion, make Matching Contributions to the Matching Contribution Accounts of Participants who are eligible under (c) below.

(2)           Matching Contribution Formula.  The amount of Matching Contributions allocated to eligible Participants will be determined on the basis of each payroll period and will uniformly be applied to all eligible Participants.  The Matching Contributions will be calculated in accordance with a formula determined by the Employer and by reference to eligible Participant’s Section 401(k) Contributions (except for Catch-Up Contributions), and/or Roth 401(k) Contributions, for a payroll period.  Since Matching Contributions are determined (and limited) on the basis of Section 401(k) Contributions and/or Roth 401(k) Contributions, and Compensation, for each payroll period, no Participant will be entitled to a year-end “true-up” Matching Contribution.

26.          Section 4.2(c) is amended to read as follows effective January 1, 2011:

(c)          Eligible Participants.  A Participant will be eligible to receive an allocation of the Matching Contributions under (a) above for a payroll period if he satisfies the requirements described in (1) and (2) below.

(1)           The Participant:  (A) is not accruing benefits under the Cincinnati Financial Corporation Retirement Plan; (B) he is not a Seasonal or Temporary Employee; and (C) he is employed on the 1st day of the payroll period for which the matching contribution is made.

(2)           The Participant, for a payroll period:  (A) made Section 401(k) Contributions (other than Catch-Up Contributions), and/or Roth 401(k) Contributions, for that payroll period; or (B) made USERRA make-up Section 401(k) Contributions and/or USERRA make-up Roth 401(k) Contributions.

27.           The first sentence of Section 4.2(d)(2) is amended to read as follows effective January 1, 2011:

If the Employer elects to apply the special rule of Code §410(b)(4)(B) when determining whether the Plan’s Section 401(k) Contribution and Roth 401(k) Contribution features satisfy the Code §410(b)(1) coverage rules, then the following special rules apply.

28.          Section 4.2(d)(4) is amended to read as follows effective January 1, 2011:

(4)           Special Testing Rule.  To the extent necessary to avoid a violation of (d) above, the Employer may treat Section 401(k) Contributions, Roth 401(k) Contributions, and qualified non-elective contributions as contributions taken into account in determining the Actual Contribution Percentage, but only if, and to the extent, the limitations in Section 4.1(c) would not be violated if those amounts were:  (A) not taken into account in determining the Actual Deferral Percentage; or (B) taken into account in determining the Actual Deferral Percentage.  The determination and treatment of the separate ratios for each Participant in determining the Actual Contribution Percentage must satisfy any other requirements prescribed by the Secretary of Treasury.

29.          Section 4.2 is amended to add Paragraph (g) which reads as follows effective January 1, 2011:

(g)           Forfeiture Of Matching Contributions.  Notwithstanding any contrary Plan provision, if the Plan Administrator determines the rate of Matching Contributions (determined after the corrective distribution of Section 401(k) Contributions, and/or Roth 401(k) Contributions, under Code §§401(k), 401(m) or 402(g)) discriminates in favor of Highly Compensated Employees, the Plan Administrator will cause those Participants to forfeit their Matching Contributions (as adjusted in accordance with Article 7) to the extent necessary to make the matching rate nondiscriminatory.  Those contributions will be disregarded for purposes of Code §§401(k)(3) and 401(m)(2).

30.         Section 4.4(d) is amended to read as follows effective January 1, 2011:

(d)           To the extent required by Treasury Regulations, Section 401(k) Contributions (except for Catch-Up Contributions), and Roth 401(k) Contributions, allocated to a Key Employee will be taken into account in determining the minimum required contribution under (a) above.  However, Section 401(k) Contributions and Roth 401(k) Contributions for Participants other than Key Employees will not count towards satisfying the minimum contribution required under (a) above.

31.          Section 4.6 is amended to read as follows effective January 1, 2011:

4.6          Rollover Contributions.

(a)          General.  A Participant may only make a rollover contribution to the Plan if the requirements described in (1) through (3) below are satisfied.

(1)           The Participant is employed by the Employer.

(2)           The amount the Participant wants to rollover into the Plan only consists of money and/or other property (including a participant loan from another qualified plan) acceptable to the Trustee (and Plan Administrator) that the Plan Administrator reasonably concludes qualifies for a rollover under Code §§402(c) or 403(a)(4) or (5), or that qualifies as a rollover contribution under Code §408(d)(3).  However, no amounts constituting accumulated deductible employee contributions (as defined in Code §72(o)(5)) or after-tax contributions, other than as provided in (3) below, may be contributed to the Plan.  If any amount received as a rollover contribution is not permitted to be rolled over into the Plan, then that amount (adjusted for any gain or loss) will be returned to the Participant as soon as administratively practicable.

(3)           A rollover contribution may include Roth deferrals (plus related earnings) that a Participant made to another Code §401(a) qualified plan or Code §403(b) plan.  However, any portion of those Roth deferrals that would not be taxable if they were distributed (instead of rolled over into the Plan) can only be directly rolled into the Plan from the other plan.

(b)          Time For Allocating Contributions.  Rollover contributions will be allocated to a Participant’s Rollover Contribution Account as soon as practicable.

32.         Section 6.1(b) is amended to read as follows effective January 1, 2011:

33.          (b)           Section 401(k) Account/Roth 401(k) Contribution Account.  A Participant’s rights to his Section 401(k) Account and Roth 401(k) Contribution Account will be fully vested at all times. Section 8.1 is amended to read as follows effective January 1, 2011:

8.1          In-Service Withdrawals.

(a)          Hardship Withdrawals.

(1)          General.  During his employment with the Employer, a Participant may take hardship withdrawals from the Accounts described in (2) below if necessary to satisfy an immediate and heavy financial need as determined in accordance with (2) below.

(2)          Amounts Available For Withdrawal.  A Participant may take hardship withdrawals from:  (A) his Section 401(k) Account except for earnings and amounts in a Qualified Nonelective Contribution Subaccount; (B) his Roth Contribution Account except for earnings to the extent required by the Code; (C) his Rollover Contribution Account; and (D) the vested portion of his Profit Sharing Contribution Account and Matching Contribution Account.

(3)          Necessary To Satisfy Immediate And Heavy Financial Need.

(A)          Immediate and Heavy Financial Need.  A hardship withdrawal will be considered made on account of an immediate and heavy financial need if it is on account of any of the following.

(i)           Expenses for, or to obtain, medical care that would be deductible under Code §213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income).

(ii)          Purchase (excluding mortgage payments) of an Employee’s principal residence.

(iii)         Payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Employee, or the Employee’s spouse, children, or dependents (as defined in Code §152, without regard to Code §152(b)(1), (b)(2) and (d)(1)(B)), or an Employee’s Beneficiary.

(iv)         The need to prevent the eviction of the Employee from his principal residence or foreclosure on the mortgage on the Employee’s principal residence.

(v)          Payments for burial or funeral expenses for the Employee’s deceased parent, spouse, children or dependents (as defined in Code §152 without regard to Code §152(d)(1)(B)), or an Employee’s Beneficiary.

(vi)         Expenses for the repair of damage to the Employee’s principal residence that would qualify for the casualty deduction under Code §165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(vii)        Other facts and circumstances the Plan Administrator determines (based on evidence it believes is satisfactory) constitute an immediate and heavy financial need.

(B)           Necessity Of The Withdrawal.  A hardship withdrawal is considered necessary to satisfy an immediate and heavy financial need if all of the following requirements are satisfied.

(i)           The withdrawal is not in excess of the amount of the Employee’s immediate and heavy financial.

(ii)          The Employee has obtained all withdrawals (other than hardship withdrawals) and distributions and all nontaxable loans currently available under all Employer plans.

(iii)         The Employee’s Section 401(k) Contributions, and Roth 401(k) Contributions, are suspended for at least 6 months after receipt of a hardship withdrawal.

(iv)         All other Employer plans provide that the Employee’s elective contributions and employee contributions will be suspended for at least 6 months after receipt of a hardship withdrawal.

(C)           Payment.  Hardship withdrawals will be paid as soon as administratively practicable after an Employee requests a withdrawal in accordance with (e) below.

(4)          Limitations.  A withdrawal under this Section 8.1(a) may be made only one time per Plan Year.

(b)          In-Service Withdrawals From Rollover Contribution Accounts.

(1)           General.  During his employment with the Employer, a Participant may take withdrawals from the portion of his Rollover Contribution Account that is not attributable to rollover contributions made to the Plan directly from the Cincinnati Financial Corporation Spin-Off Retirement Plan.

(2)           Limitations.  A withdrawal under this Section 8.1(b) may be made only one time per Plan Year.

(c)           In-Service Withdrawals Of Automatic Salary Reduction Contributions.  If the Plan includes an eligible automatic contribution arrangement within the meaning of Code §414(w), during his employment with the Employer, a Participant may take a withdrawal from the portion of his Section 401(k) Account that is attributable to automatic salary reduction contributions under Section 4.1(a)(2) subject to the following rules:

(1)           The Participant must make the withdrawal election within 90 days following the date the first such automatic salary reduction contributions were made for him;

(2)           The Participant must withdraw all such automatic salary contributions made through the date he elects the withdrawal (adjusted for earnings or losses); and

(3)           The withdrawal election will not be subject to the notice and consent requirements of Code §§401(a)(11) or 417, or to the notice and consent requirements in this Plan attributable to such Code sections.

(4)           A withdrawal under this Section 8.1(c) will be included in the Participant’s gross income in the taxable year of the withdrawal, and the withdrawal will not be subject to the early distribution tax under Code §72(t).

(d)           Qualified Reservist Withdrawals.  During a Qualified Reservist’s employment with the Employer (or an Affiliate), he may take withdrawals from the vested portion of his Account for any reason as long as they are made during his period of Active Duty.

(e)           Heroes Act Withdrawals.  During a Participant’s employment with the Employer (or an Affiliate), a Participant who is absent for qualified military service (as defined in Code §414(u)) for more than 30 days may take withdrawals from the vested portion of his Account for any reason.  The Participant’s elective deferrals under all other Employer-sponsored plans will be suspended for at least 6 months after receipt of the withdrawal.

(f)           Age 70½ In-Service Withdrawals.  During his employment with the Employer, a Participant may take withdrawals from his Account for any reason on or after April 1st of the calendar year following the calendar year in which the Participant attains age 70½.  These withdrawals will not be considered minimum required distributions under Section 8.4.

(g)          Plan Limitations And Procedures.

(1)           General.  In-service withdrawals may only be made from the Plan in accordance with the Plan Administrator’s rules and limitations, which may include limitations on the frequency and minimum distribution amounts.

(2)           Allocation Between Accounts.  If a Participant’s Account includes Roth 401(k) Contributions and other types of contributions, the Plan Administrator (or if permitted by the Plan Administrator, the Participant) will determine the extent to which a withdrawal will come from the Participant’s Roth 401(k) Contribution Account (including whether earnings and/or Roth deferrals will be distributed) and his other Accounts.

(h)          Time Of Payment.  Subject to Section 8.4 below, in-service withdrawals will be paid as soon as administratively practicable after the Plan receives a Participant’s request for a withdrawal in accordance with (g) above.

34.          The heading and first sentence of Section 8.2(d) is amended to read as follows effective January 1, 2011:

(d)           Restrictions On Withdrawals And Distributions Of Section 401(k) Contribution Accounts And Roth 401(k) Contribution Accounts.  A Participant’s Section 401(k) Contribution Account and Roth 401(k) Contribution Account cannot be withdrawn or distributed earlier than the occurrence of one of the following events.

35.          Section 8.4(b) is amended to add Subparagraph (4) which reads as follows effective January 1, 2011:

(4)           Source Of Distribution.  If a Participant or Beneficiary who will receive a partial distribution from an Account that includes Roth 401(k) Contributions and other types of contributions, the Plan Administrator (or if permitted by the Plan Administrator, the Participant) will determine the extent to which a corrective distribution will come from the Participant’s Roth 401(k) Contribution Account (including whether earnings and/or Roth deferrals will be distributed) and his other Accounts.

36.          Section 10.1 is amended to add Paragraph (c) which reads as follows effective January 1, 2009:

(c)           Death Benefits Under USERRA.  In the event a Participant terminates employment and dies while performing qualified military service (as defined in Code §414(u)), his eligible spouse (if any) or Beneficiary will be entitled to any death benefits to which they would have been entitled had the Participant resumed employment with the Employer and died while employed by the Employer.

37.          Article 11 is amended to add Section 11.2A which reads as follows effective January 1, 2010:

11.2A           Correction Of Plan Errors And Deficiencies.  The Plan Administrator may correct any errors or deficiencies in the operation, demographics or form of the Plan in the manner it determines is appropriate.  That includes, among other things, taking the actions necessary to preserve the Plan’s tax-qualified status under Code §401(a) using the EPCRS or other reasonable methods, to correct ERISA fiduciary breaches using the VCP or other reasonable methods, and to correct prohibited transactions using any reasonable method.  Notwithstanding any contrary Plan provision, any elections, waivers of participation, contributions, allocations, accelerations of vesting, forfeitures, distributions or other reasonable actions are permitted by the Plan to the extent the Plan Administrator determines appropriate to correct Plan errors, deficiencies, ERISA fiduciary breaches and prohibited transactions.

38.         Section 12.1(c)(1) is amended to read as follows effective January 1, 2010:

(1)           General.  No amendment to the Plan will be effective to the extent that it has the effect of reducing a Participant’s vested Account balance, except as permitted under the Code, Treasury Regulations and Section 11.2A.

Executed on behalf of the Committee December 20, 2010.

By:	/s/ Steven J. Johnston
Steven J. Johnston, Chairman
Cincinnati Financial Corporation Employee Benefits Committee

FIFTH AMENDMENT TO THE
CINCINNATI FINANCIAL CORPORATION
TAX-QUALIFIED SAVINGS PLAN
[AS AMENDED AND RESTATED EFFECTIVE SEPTEMBER 1, 2008]

Pursuant to the authority granted under Section 12.1 of the Cincinnati Financial Corporation Tax-Qualified Savings Plan (the “Plan”), Cincinnati Financial Corporation, acting through the Cincinnati Financial Corporation Employee Benefits Committee (the “Committee”), hereby amends the Plan, effective July 1, 2011.

1.           Section 1.2 is amended to read as follows.

1.2           Purpose Of The Plan.  The purpose of the Plan is to provide retirement benefits for Participants and their beneficiaries.  Except as otherwise provided by Section 4.5, or by law, the Plan’s assets will be held for the exclusive purpose of providing retirement benefits to Participants and their beneficiaries and defraying reasonable expenses of administering the Plan.  In accordance with Code §401(a)(27), the Plan is designated as a profit sharing plan, except with respect to the Cincinnati Financial Stock Fund which is a stock bonus plan and an employee stock ownership plan (as defined in Code §4975(e)(7)) that is designed to invest primarily in qualifying employer securities.  The Plan is intended to satisfy the provisions of ERISA §404(c).

2.           Article 2 is amended to add Section 2.11A which reads as follows.

2.11A           “Cincinnati Financial Stock Fund” means the fund described in Section 7.3A.

3.           Article 7 is amended to add Section 7.3A which reads as follows.

7.3A           Cincinnati Financial Stock Fund.

(a)           General.  The Cincinnati Financial Stock Fund will be primarily invested in common shares of Cincinnati Financial Corporation.  The Cincinnati Financial Stock Fund may also hold cash or short-term liquid investments to the extent the Plan Administrator or Trustee determines desirable to accommodate the fund’s liquidity needs and to allow the proper administration of fractional shares.  The Trustee has no discretionary authority to sell shares, or refrain from acquiring additional shares, of Cincinnati Financial Corporation with assets that are not being held for the fund’s liquidity needs or administration of fractional shares.  In the event of a merger or other corporate transaction, the Cincinnati Financial Stock Fund may hold any assets received in connection with the merger or transaction.

(b)           Investment Adjustment.  The assets of the Cincinnati Financial Stock Fund will be valued in accordance with a daily valuation methodology and Participants’ Accounts will be adjusted accordingly to reflect the change in value of the Cincinnati Financial Stock Fund. (c) Voting.  To the extent a Participant’s Account is invested in the Cincinnati Financial Stock Fund, the Participant (or in the event of his death, his Beneficiary) will have the right to instruct the Trustee (in accordance with the Plan’s procedures) how to vote the shares represented by his interest in the Cincinnati Financial Stock Fund, and the manner in which any other rights relating to the shares are to be exercised.  If a Participant or Beneficiary fails to instruct the Trustee on those matters, the Trustee will have the same power to act (or refrain from acting) as it has with any other Plan assets.

(d)          ESOP Dividend Pass-Through Election.  This provision is effective beginning with the dividends payable to shareholders of record as of September 21, 2011 on Cincinnati Financial Corporation common stock.  A Participant (or in the event of his death, his Beneficiary) with an Account invested in the Cincinnati Financial Stock Fund, will have the right to make either of the following elections (in accordance with the Plan’s procedures) with respect to Cincinnati Financial Corporation dividends (“CFC Dividends”) if he is 100% vested in that Account:

(1)           elect to leave the CFC Dividends in the Plan to be reinvested in Cincinnati Financial Corporation shares under the Cincinnati Financial Stock Fund or otherwise;

(2)           receive the CFC Dividends in cash.

4.           Section 8.1(a)(3)(B)(ii) is amended to read as follows.

(ii)           The Employee has obtained all withdrawals (other than hardship withdrawals), distributions (including the distribution of ESOP dividends under Code §404(k)) and the nontaxable loans currently available under all Employer plans.

5.           Section 9.1(b)(2) is amended to read as follows.

(2)           In-Kind Distributions.  A distribution described in (1) above may include in-kind distributions of the Cincinnati Financial Corporation common stock represented by a Participant’s interest in the Cincinnati Financial Stock Fund.  However, cash will be distributed in lieu of fractional shares.

Executed on behalf of the Committee May 27, 2011.

By:	/s/ Steven J. Johnston
Steven J. Johnston, Chairman
Cincinnati Financial Corporation Employee Benefits Committee